                                                                     EXHIBIT 4.2

                         AGREEMENT AND PLAN OF MERGER

                                 By and Among

                          HALTER MARINE GROUP, INC.,

                          UTILITY ACQUISITION, INC.,

                        UTILITY STEEL FABRICATION INC.,

                                    and the

                                SHAREHOLDERS OF
                        UTILITY STEEL FABRICATION INC.

                         Dated as of October 31, 1997

                               TABLE OF CONTENTS

ARTICLE I THE MERGER..........................................................   1
   1.1.  The Merger...........................................................   1
   1.2.  The Closing..........................................................   1
   1.3.  Effective Time.......................................................   2
   1.4.  Appointment of Shareholder Representative............................   2
   1.5.  Shareholder Representative; Power of Attorney........................   3


ARTICLE II THE SURVIVING CORPORATION..........................................   4
   2.1     Articles of Incorporation..........................................   4
   2.2     Bylaws.............................................................   4
   2.3     Directors..........................................................   4
   2.4     Officers...........................................................   4

ARTICLE III CONVERSION OF UTILITY STOCK.......................................   4
   3.1     Conversion of Utility Stock........................................   4
   3.2.    Exchange of Certificates...........................................   5


ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................   6
   4.1.    Representations and Warranties of Utility and the Shareholders.....   6
           4.1.1.  Authorization, etc.........................................   6
           4.1.2.  Corporate Status...........................................   6
           4.1.3.  Capitalization, etc........................................   7
           4.1.4.  No Conflicts, etc..........................................   7
           4.1.5.  Financial Statements.......................................   8
           4.1.6.  Absence of Undisclosed Liabilities.........................   9
           4.1.7.  Taxes......................................................   9
           4.1.8.  Absence of Changes.........................................  10
           4.1.9.  Litigation.................................................  12
           4.1.10. Compliance with Laws; Governmental Approvals...............  13
           4.1.11. Title to Assets............................................  13
           4.1.12. Contracts..................................................  14
           4.1.13. Territorial Restrictions...................................  15
           4.1.14. Inventories................................................  16
           4.1.15. Bank Accounts..............................................  16
           4.1.16. Licenses...................................................  16
           4.1.17. Intellectual Property......................................  16
           4.1.18. Insurance..................................................  17
           4.1.19. Environmental Matters......................................  18

                                      (i)

          4.1.20.  Employees; Labor Matters, etc...................................................  20
          4.1.21.  Employee Benefit Plans and Related Matters......................................  20
          4.1.22.  Brokers; Finders, etc...........................................................  22
          4.1.23.  Disclosure......................................................................  22
          4.1.24.  Purchase for Investment.........................................................  23
          4.1.25.  Accounts Receivable.............................................................  23
     4.2. Representations and Warranties of Halter and Acquisition.................................  23
          4.2.1.   Authorization, etc..............................................................  23
          4.2.2.   Corporate Status................................................................  24
          4.2.3.   No Conflicts, etc...............................................................  24
          4.2.4.   Brokers; Finders, etc...........................................................  24
          4.2.5.   Validity of Halter Shares.......................................................  25
          4.2.6.   Disclosure......................................................................  25
          4.2.7.   Halter Stock....................................................................  25

ARTICLE V COVENANTS................................................................................  25
     5.1. Covenants of Utility and the Shareholders................................................  25
          5.1.1.   Conduct of Business.............................................................  25
          5.1.2.   No Solicitation.................................................................  28
          5.1.3.   Access and Information; Cooperation for SEC Filings by Halter...................  28
          5.1.4.   Public Announcements............................................................  29
          5.1.5.   Vote or Consent on Merger; Other Actions........................................  29
          5.1.6.   Further Actions.................................................................  30
          5.1.7.   Further Assurances..............................................................  30
     5.2. Covenants of Halter and Acquisition......................................................  30
          5.2.1.   Further Actions.................................................................  30
          5.2.2.   Further Assurances..............................................................  31
          5.2.3.   Election of President...........................................................  31
          5.2.4.   Employee Benefits...............................................................  31
          5.2.5.   Registration of Halter Shares...................................................  32
          5.2.6.   Principal Office................................................................  34
          5.2.7.   Acquisition's Articles and Bylaws...............................................  34
          5.2.8.   Price Protection................................................................  34

ARTICLE VI CONDITIONS PRECEDENT....................................................................  35
     6.1  Conditions to Obligations of Each Party..................................................  35
          6.1.1.   No Injunction, etc..............................................................  35
          6.1.2.   Corporate Proceedings...........................................................  35
     6.2  Conditions to Obligations of Halter and Acquisition......................................  35
          6.2.1.   Representations; Performance....................................................  35
          6.2.2.   Consents........................................................................  36
          6.2.3.   No Material Adverse Effect......................................................  36

                                     (ii)

       6.2.4.  Transaction Agreements..................................... 36
       6.2.5.  Opinion of Counsel......................................... 36
       6.2.6.  Estoppel Letters........................................... 36
       6.2.7.  Title Insurance............................................ 36
  6.3. Conditions to Obligations of Utility and the Shareholders.......... 37
       6.3.1.  Representations;  Performance, etc......................... 37
       6.3.2.  Opinion of Counsel......................................... 37
       6.3.3.  Transaction  Agreements.................................... 37
       6.3.4.  Consents................................................... 37
       6.3.5.  Tax Opinion................................................ 37

ARTICLE VII TERMINATION................................................... 37
  7.1. Termination........................................................ 37
  7.2. Effect of Termination.............................................. 38

ARTICLE VIII INDEMNIFICATION; MISCELLANEOUS............................... 38
  8.1  Indemnification.................................................... 38
  8.2  Survival of Representations and Warranties; etc.................... 42
  8.3. Expenses........................................................... 43
  8.4. Severability....................................................... 43
  8.5. Notices............................................................ 43
  8.6. Miscellaneous...................................................... 44
       8.6.1.  Headings................................................... 44
       8.6.2.  Entire Agreement........................................... 44
       8.6.3.  Counterparts............................................... 45
       8.6.4.  Governing Law.............................................. 45
       8.6.5.  Binding Effect............................................. 45
       8.6.6.  Assignment................................................. 45
       8.6.7.  No Third Party Beneficiaries............................... 45
       8.6.8.  Amendment; Waiver,etc...................................... 45
       8.6.9.  Confidentiality............................................ 46
       8.6.10. Nature of Obligations...................................... 46

                                     (iii)

                        LIST OF EXHIBITS AND SCHEDULES

                                   Exhibits


Exhibit A - List of Shareholders
Exhibit B - Escrow Agreement
Exhibit C - Form of Subscription Agreement
Exhibit D - Form of Employment Agreement
Exhibit E - Forms of Non-Competition Agreement
Exhibit F - Form of Shareholder's Release

                                   Schedules


                                     (iv)

                         AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger, dated as of October 31, 1997, by and among Halter Marine Group, Inc., a Delaware corporation ("Halter"), Utility Acquisition, Inc., a Louisiana corporation ("Acquisition"), Utility Steel Fabrication Inc., a Louisiana corporation ("Utility"), and the shareholders of Utility listed on Exhibit A hereto (collectively, the "Shareholders" and severally, a "Shareholder").

     WHEREAS, each of Halter, Acquisition and Utility desire to effect a business combination pursuant to which Utility will be merged with and into Acquisition (the "Merger") and the holders of common stock, no par value, of Utility ("Utility Common Stock") will receive shares of common stock, par value $0.01 per share, of Halter ("Halter Common Stock") and cash in exchange for their shares of Utility Common Stock;

     WHEREAS, the Boards of Directors of Halter, Acquisition and Utility each have approved the Merger provided for herein upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Shareholders, the beneficial owners and holders of record of all of the issued and outstanding capital stock of Utility, each desires to join in and be a party to this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements made herein and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Utility shall be merged with and into Acquisition and the separate corporate existence of Utility shall thereupon cease. Acquisition shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Louisiana Business Corporation Law (the "LBCL").

     1.2. The Closing.    Subject to the terms and conditions of this Agreement,
the closing of the Merger (the "Closing") shall take place (a) at the office of McGlinchey Stafford, A Professional Limited Liability Company, 643 Magazine Street, New Orleans, Louisiana, at 9:00 a.m., Central time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Halter and Utility may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

     1.3. Effective Time. If the conditions to the Merger set forth in
Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 112F of the LBCL to be properly executed and filed in accordance with such section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Louisiana in accordance with the LBCL, or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     1.4. Appointment of Shareholder Representative.

          (a) In order to efficiently administer the Merger and the transactions contemplated hereby, including (i) the waiver of any condition to the obligations of the Shareholders to consummate the Merger and the transactions contemplated hereby and (ii) the defense and/or settlement of any claims for which the Shareholders may be required to indemnify Halter and/or Acquisition pursuant to Article VIII of this Agreement or the Escrow Agreement, the Shareholders hereby designate Edgar F. Pender (or his successor appointed in accordance with Section 1.5) as their representative (the "Shareholder Representative").

          (b)  The Shareholders hereby authorize the Shareholder Representative
(i) to take all action necessary in connection with the waiver of any condition to the obligations of the Shareholders to consummate the Merger and the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Shareholders may be required to indemnify Halter and/or Acquisition pursuant to the Escrow Agreement, (ii) to give and receive all notices required to be given under this Agreement and the Escrow Agreement and
(iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the terms of this Agreement or the Escrow Agreement.

          (c) By his or her execution of this Agreement, each Shareholder agrees that:

               (i) the provisions of this Section 1.4 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the Merger and the transactions contemplated by this Agreement;

               (ii) remedies available at law for any breach of the provisions of this Section 1.4 are inadequate; therefore, Halter, Acquisition and Utility shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Halter, Acquisition and/or Utility brings an action to enforce the provisions of this Section 1.4; and

               (iii) the provisions of this Section 1.4 shall be binding upon the executors, heirs, legal representatives, personal representatives, trustees, and successors of each Shareholder, and any references in this Agreement to a Shareholder or the Shareholders shall mean and include the successors to the Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.


     1.5. Shareholder Representative; Power of Attorney.

          (a) The Shareholder Representative shall be appointed by and shall constitute the agent and attorney-in-fact of each Shareholder, for and on behalf of such Shareholders: to give and receive notices and communications hereunder and under the Escrow Agreement and any other document contemplated hereby or thereby; to authorize delivery to Halter and/or Acquisition of funds from the escrow in satisfaction of claims by Halter and/or Acquisition in respect to Damages (as hereinafter defined); to object to such deliveries; to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to such claims which may be satisfied from the Escrow Amount (as hereinafter defined); and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. The Shareholder Representative may resign upon 30 days prior written notice to the parties to this Agreement, and the Escrow Agent. The Shareholder Representative may be replaced by the Shareholders from time to time upon not less than five days prior written notice to the parties to this Agreement and the Escrow Agent; provided that the Shareholder Representative may not be replaced unless Shareholders holding a majority in interest of the Escrow Amount agree to such replacement. In the event that the Shareholder Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Shareholders holding a majority in interest of the Escrow Amount shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement. Any successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein shall be deemed to include any successor Shareholder Representative. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall receive no compensation for his services. During the term of the Escrow Agreement, notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Shareholders, as appropriate.

          (b) The Shareholder Representative shall not be liable for his service in such capacity to the Shareholders for any act done or omitted hereunder as the Shareholder

Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be evidence of such good faith.

          (c) A decision, act, consent or instruction of the Shareholder Representative then serving shall constitute the decision, act or consent or instruction of all the Shareholders, and shall be final, valid, binding and conclusive upon each of the Shareholders, and the Escrow Agent, Halter and Acquisition may rely upon any decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and all of the Shareholders with respect to the Escrow Amount. The Escrow Agent, Halter, and Acquisition are hereby relieved from any liability to any person for any acts done by them with respect to the Escrow Amount in accordance with such decision, act, consent or instruction of the Shareholder Representative. Although the Shareholder Representative shall not be obligated to obtain instructions from the Shareholders prior to any decision, act, consent or instruction, if and to the extent that the Shareholder Representative receives any written instructions from the Shareholders holding a majority in interest of the Escrow Amount, the Shareholder Representative shall comply with such instructions.


                                  ARTICLE II
                           THE SURVIVING CORPORATION

     2.1 Articles of Incorporation. The Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

     2.2  Bylaws.   The Bylaws of Acquisition in effect immediately prior to the
Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     2.3 Directors. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

     2.4 Officers. The officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                                  ARTICLE III
                          CONVERSION OF UTILITY STOCK

     3.1 Conversion of Utility Stock. (a) At the Effective Time, each share of common stock, par value $1.00 per share, of Acquisition outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) At the Effective Time, the shares of Utility Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 221,250 shares of Halter Common Stock and cash in the amount of $5,880,000 (the "Merger Consideration"). Of the cash portion of the Merger Consideration, $350,000 (the "Escrow Amount") shall be deposited into an escrow account pursuant to an Escrow Agreement among Halter, each of the shareholders of Utility, and Hibernia National Bank substantially in the form attached hereto as Exhibit B (the "Escrow Agreement") to secure the indemnification obligations of the Shareholders set forth in Section 8.1(a) of this Agreement. The Merger Consideration and the Escrow Amount shall be allocated among the Shareholders as set forth in Schedule 3.1 hereto. The cash portion of the Merger Consideration shall be paid by wire transfer or cashiers checks as the Shareholders may direct.

          (c) As a result of the Merger and without any action on the part of the holder thereof, all shares of Utility Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Utility Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive upon the surrender of such Certificate, without interest, the Halter Common Stock and cash into which the shares represented by such Certificate have been converted in accordance with Sections 3.1(b) and 3.2(d) of this Agreement.

          (d) Each share of Utility Common Stock issued and held in Utility's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

     3.2. Exchange of Certificates. (a) At or after the Effective Time, each holder of Certificates theretofore representing shares of Utility Common Stock, upon the surrender thereof to Halter together with a duly executed and completed Subscription Agreement, in the form attached hereto as Exhibit C ("Subscription Agreement"), shall receive in exchange therefor the portion of the Merger Consideration into which such shares of Utility Common Stock have been converted as provided in Section 3.1 hereof, subject to the payment into an escrow account of the Escrow Amount and after giving effect to any required withholding tax, and the Certificate so surrendered shall be canceled. No interest will be paid or accrued on the value of any Halter Common Stock or cash payable to holders of Certificates. Until so surrendered, each Certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions, if any, in respect of Halter Common Stock, to represent the number of whole shares of Halter Common Stock and cash into which the shares of Utility Common Stock theretofore represented thereby shall have been converted.

          (b) Notwithstanding any other provisions of this Agreement, no dividends on Halter Common Stock shall be paid with respect to any shares of Utility Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holders of the Certificates representing whole shares of Halter Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Halter Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Halter Common Stock, less the amount of any withholding taxes which may be required thereon.

             (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of Utility of the shares of Utility Common Stock which were outstanding immediately prior to the Effective Time.

             (d) No fractional shares of Halter Common Stock will be issued pursuant hereto.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     4.1. Representations and Warranties of Utility and the Shareholders. Utility and each Shareholder represents and warrants to Halter and Acquisition as follows:

     4.1.1. Authorization, etc. Utility has the requisite corporate power and authority to execute and deliver this Agreement and all agreements contemplated hereby (collectively, the "Transaction Agreements"), and, subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds (2/3) of the outstanding shares of Utility Common Stock (the "Requisite Shareholder Approval"), to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Utility of this Agreement and the other Transaction Agreements and, subject to obtaining the Requisite Shareholder Approval, the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action of Utility. Utility and the Shareholders have duly executed and delivered this Agreement and on the Closing Date Utility and the Shareholders will have duly executed and delivered the Transaction Agreements to which they are parties. Subject to obtaining the Requisite Shareholder Approval, this Agreement is, and on the Closing Date each of the Transaction Agreements will be, legal, valid and binding obligations of Utility and/or the Shareholders, as the case may be, enforceable against each of them in accordance with their respective terms.

      4.1.2. Corporate Status. (a) Each of Utility and J & B Company, Inc., a Louisiana corporation ("J&B") is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, with full corporate power and authority to carry on its respective business and to own or lease and to operate its respective properties as and in the places where such business is conducted and such properties are owned, leased or operated.

             (b) Each of Utility and J&B is duly qualified or licensed to do business in the jurisdictions specified in Schedule 4.1.2, which are the only jurisdictions in which the operation of its respective business or the character of the properties owned, leased or operated by it makes such qualification or licensing necessary.

             (c) Utility has delivered to Halter complete and correct copies of its articles of incorporation and bylaws, and the articles of incorporation and bylaws of J&B, each as amended and in effect on the date hereof. Neither Utility nor J&B is in violation of any of the provisions of its respective articles of incorporation or bylaws. The minute books and other corporate records of Utility and J&B have been made available to Halter prior to the execution of this Agreement and contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders, the Board of Directors and committees of the Board of Directors of Utility and J&B, respectively. The stock transfer ledgers and other similar records of Utility and J&B have been made available to Halter prior to the execution of this Agreement and currently reflect all record transfers prior to the execution of this Agreement in the capital stock of Utility and J&B, respectively.

     4.1.3. Capitalization, etc. (a) The authorized capital stock of Utility consists solely of 10,000 shares of Utility Common Stock, of which 4,622 shares are issued and outstanding and 5,378 shares are held in its treasury. All issued and outstanding shares of Utility Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

             (b) Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating Utility, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of Utility Common Stock, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Utility to repurchase, redeem or otherwise acquire any outstanding shares of Utility Common Stock.

             (c) The authorized capital stock of J&B consists solely of 10,000 shares of common stock, no par value, of which 10,000 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of J&B's capital stock are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights and owned by Utility, free and clear of all liens, pledges, assessments, charges, security interests, claims or other encumbrances of any kind (each, a "Lien"). Except for interests in J&B, neither Utility nor J&B owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     4.1.4. No Conflicts, etc. The execution, delivery and performance by Utility and the Shareholders of this Agreement and of the other Transaction Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both), create in any other person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Utility or J&B under, (i) to the knowledge of Utility or any Shareholder, any law, statute, ordinance, governmental rule or regulation (each, a "Law") applicable to Utility, J&B or any of their respective properties or assets, or to any Shareholder, (ii) the articles of incorporation or bylaws of Utility or J&B or (iii) except as set forth in Schedule 4.1.4., any contract (whether written or oral), agreement, arrangement or other instrument (each, a "Contract") to which Utility, J&B or any Shareholder is a party or by which Utility, J&B, any Shareholder or any of the properties or assets of Utility or J&B may be bound or affected, except, in the case of clause (iii), for violations or defaults that, individually and in the aggregate, would not have a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of Utility and J&B (a "Material Adverse Effect") and would not materially impair the ability of Utility or any Shareholder to perform its obligations hereunder or under the other Transaction Agreements to which they are parties. Except as specified in Schedule 4.1.4, to the knowledge of Utility or any Shareholder, no governmental approval or other approval or other consent of any party is required to be obtained or made by Utility or any Shareholder in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

     4.1.5.  Financial Statements.  (a) Utility has delivered to Halter complete and correct copies of (a) the consolidated balance sheets as of
December 31, 1996,   December 31, 1995 and December 31, 1994 of Utility and J&B,
the related consolidated statements of income, retained earnings and cash flows for the respective years then ended, the related notes and schedules thereto, and the report of its independent public accountants with respect thereto (collectively, the "Reviewed Financial Statements"), and (b) the unaudited consolidated balance sheet (the "Latest Balance Sheet") as of June 30, 1997 (the "Balance Sheet Date") of Utility and J&B, the related unaudited consolidated statements of income, retained earnings and cash flows for the respective periods then ended and the related notes and schedules, if any, thereto (collectively, the "Unaudited Financial Statements").

             (b) The Reviewed Financial Statements are complete and correct in all respects, have been derived from the accounting books and records of Utility and J&B and have been prepared in accordance with generally accepted accounting principles ("GAAP") throughout the periods indicated. The Unaudited Financial Statements have been prepared in all material respects on a basis consistent with the Reviewed Financial Statements.

             (c) The balance sheets included in the Reviewed Financial Statements and the Unaudited Financial Statements (collectively, the "Financial Statements") present fairly the consolidated financial position of Utility and J&B as of the respective dates thereof, and the related statements of income, retained earnings and cash flows included in such Financial Statements present fairly the consolidated result of operations, retained earnings and cash flows of Utility and J&B for the respective periods indicated.

     4.1.6. Absence of Undisclosed Liabilities. Neither Utility nor J&B has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Schedule 4.1.6, (b) as and to the extent disclosed and adequately reserved against in the Latest Balance Sheet (excluding the notes thereto) and (c) for liabilities and obligations that (i) were incurred after the Balance Sheet Date, in the ordinary course of business consistent with prior practice and (ii) individually and in the aggregate are not material to Utility or J&B and have not had or resulted in, and will not have or could reasonably be expected to result in, a Material Adverse Effect.

     4.1.7.  Taxes.  (a)    All federal, state, local or foreign income, gross
receipts, license, payroll, employment, excise, stamp, occupation, customer duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, add-on minimum taxes, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto (each, a "Tax" and collectively, "Taxes") that are or may be required to be paid, collected or withheld by or with respect to Utility or J&B or any of their respective assets or properties on or before the Closing Date or that are chargeable as a Lien on any assets or properties of Utility or J&B have been timely paid or collected or withheld and remitted to the appropriate taxing or other governmental authorities, except (i) as set forth on Schedule 4.1.7, (ii) for any Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established and are being maintained in accordance with GAAP and (iii) for any Taxes that are not yet due and payable and are adequately reserved in the Latest Balance Sheet or have arisen in the ordinary course of business since the Balance Sheet Date and before the Closing Date.

             (b) Except as set forth on Schedule 4.1.7 and without limiting the representation made in Section 4.1.7(a), all federal, state, local and foreign tax returns that are or may be required to be filed by or with respect to Utility or J&B, or any of their respective assets or properties, on or before the Closing Date have been timely filed with the appropriate taxing or other governmental authorities and have reflected only such positions on such tax returns as were believed in good faith by the person preparing each such tax return and the person on whose behalf each such tax return was filed to be supported under then prevailing Law. All Taxes shown to be due on each such tax return have been paid.

             (c) Except as set forth on Schedule 4.1.7, neither Utility nor J&B (i) has received any written notice of deficiency or assessment from any taxing or other governmental authority with respect to Taxes, (ii) is currently under, or has received notice of commencement of, any audit by any taxing or other governmental authority concerning any Taxes or (iii) has executed any waiver of the statute of limitations with respect to any taxable period.

          (d) Except as set forth on Schedule 4.1.7, (i) no written ruling (as such term is used in the Code has been received from, and no closing or other similar agreement has been executed with, any taxing or other governmental authority that will be binding upon Utility, J&B or any of their respective assets or properties after the Closing and (ii) no power of attorney has been given by or with respect to Utility or J&B to any person with respect to Taxes that will be binding upon Utility or J&B.

   4.1.8. Absence of Changes. Except as set forth in Schedule 4.1.8, since the Balance Sheet Date, each of Utility and J&B has conducted its business only in the ordinary course consistent with prior practice and has not:

          (a) suffered any Material Adverse Effect;

          (b) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or otherwise purchased or redeemed, directly or indirectly, any shares of its capital stock;

          (c) issued or sold any shares of its capital stock, or any securities convertible into or exchangeable for any such shares, or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingent or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

          (d) incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including, without limitation, any borrowings from or prepayments to any Shareholder) except for borrowings and prepayments in the ordinary course of business;

          (e) mortgaged, pledged or otherwise subjected to any Lien, any of its properties or assets, tangible or intangible, except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet; (ii) Liens filed of record; (iii) Liens for taxes accrued but not yet payable; (iv) Liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the Balance Sheet Date; provided that the obligations secured by such Liens are not delinquent or are being contested in good faith; (v) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of any of such properties or assets or the pending sale of any of such owned properties or assets; and (vi) capital leases, if any, with third parties for fair and adequate consideration (collectively, "Permitted Liens");

          (f) forgiven, canceled, compromised, waived or released any debts, claims or rights, except for debts of, or claims and rights against, persons other than any Shareholder that have been forgiven, canceled, compromised, waived or released in the ordinary course of business;

          (g) amended, modified or terminated any existing Contract or entered into (x) any agreement, commitment or other Transaction, other than agreements entered into in the ordinary course of business and involving an expenditure of less than $10,000 in each individual case and $50,000 in the aggregate, or (y) any agreement, commitment or other Transaction that, pursuant to its terms, is not cancelable without penalty on notice of 30 days or less from the end of the first month following the Closing Date;

          (h) paid or committed to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, sales representative, agent or consultant, Shareholder or affiliate, or granted or committed to grant to any officer, director, employee, sales representative, agent, consultant, Shareholder or affiliate any other increase in, or additional, compensation in any form;

          (i) entered into, instituted, adopted or amended or committed to enter into, institute, adopt or amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, sales representative, agent, consultant, Shareholder or affiliate;

          (j) encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material adverse change in its relations with its employees, agents, customers or suppliers;

          (k) amended either of its articles of incorporation or bylaws;

          (l) changed in any respect its accounting practices, policies or principles;

          (m) incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $50,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person) other than agreements for purchases of goods or services in the ordinary course of business;

          (n) sold any assets, other than inventory in the ordinary course of business;

          (o) made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment;

          (p) received any notice of termination of any Contract which, in any case or in the aggregate, would have or result in a Material Adverse Effect;

          (q) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign patents, copyrights, trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, inventions, trade secrets, industrial models, formulas, processes, designs, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, know-how, and intellectual property rights to or similar to and registrations and applications for registration relating to any of the foregoing ("Intellectual Property"), or modified any existing rights with respect thereto;

          (r) suffered any damage, destruction or loss (whether or not covered by insurance), or any employment-related problem, that, individually or in the aggregate, would have or result in a Material Adverse Effect;

          (s) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

          (t) made any capital expenditures or capital additions or improvements in excess of an aggregate of $10,000;

          (u) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body other than in the ordinary course of business consistent with past practices, but not in any case involving amounts in excess of $10,000;

          (v) entered into any transaction, Contract or commitment other than in the ordinary course of business, or paid or agreed to pay any brokerage or finder's fees, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby; or

          (w) taken any action or omitted to take any action that could reasonably be expected to result in the occurrence of any of the foregoing.

   4.1.9. Litigation. Except as set forth in Schedule 4.1.9, there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Utility or any Shareholder, threatened against or relating to Utility or J&B or against or relating to the transactions contemplated by this Agreement or the other Transaction Agreements, and neither Utility nor any Shareholder knows or has reason to be aware of any basis for the same.

   4.1.10. Compliance with Laws; Governmental Approvals. (a) To the knowledge of Utility or any Shareholder, except as disclosed in Schedule 4.1.10(a), neither Utility nor J&B is, and since January 1, 1994, neither Utility nor J&B has been, in violation of or default under any Law applicable to it or any of its properties or business, except for any such violations or defaults that, individually and in the aggregate, have not had and are not reasonably expected to have a Material Adverse Effect. Neither Utility nor J&B nor any Shareholder has received any notice alleging any such violation or default.

           (b) Except as disclosed in Schedule 4.1.10(b), to the knowledge of Utility or any Shareholder, all material governmental approvals necessary for the conduct of the business and operations of Utility and J&B have been duly obtained and are in full force and effect. As of the date hereof, there are no proceedings pending or, to the knowledge of Utility or any Shareholder, threatened that could result in the revocation, cancellation or suspension, or any materially adverse modification, of any such governmental approval, and the execution and delivery of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such revocation, cancellation, suspension or modification.

   4.1.11. Title to Assets. (a) On the Balance Sheet Date, Utility and J&B had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, as of the date of this Agreement, have good and merchantable title to all real property and all other material properties and assets reflected on the Latest Balance Sheet, and have good and merchantable title to all real property and all other material properties and assets acquired since such date, in each case free and clear of all Liens except for Permitted Liens. Utility and J&B own, or have valid leasehold interests in or license to, all material properties and assets used in the conduct of the business of Utility and J&B as now conducted. Utility and J&B have adequate rights of ingress and egress with respect to their respective real property and all buildings, structures, facilities, fixtures and other improvements thereon. Utility has delivered or made available to Halter copies of the deeds and other instruments (as recorded) by which Utility or J&B acquired such real property, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Utility, J&B or any Shareholder and relating to such real property.

           (b) With respect to each lease of any real property or a material amount of personal property to which Utility or J&B is a party, (i) to the knowledge of Utility or any

Shareholder, such lease is a legal, valid and binding agreement, is in full force and effect and is enforceable in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) to the knowledge of Utility or any Shareholder, there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not constitute a breach under, or cause a termination of, such lease.

          (c) Neither Utility nor J&B has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) To the knowledge of Utility or any Shareholder, none of Utility's or J&B's real property, buildings, structures, facilities, fixtures or other improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect.

          (e) The improvements on Utility's and J&B's real property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of Utility or any Shareholder, threatened against any of such real property or the improvements thereon. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding, pending or, to the knowledge of Utility or any Shareholder, threatened, relating to the ownership, lease, use, occupancy or operation of any such real property or the improvements thereon.

   4.1.12. Contracts. (a) Schedule 4.1.12(a) contains a complete and correct list of all Contracts of the types described below (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Halter prior to the date of this Agreement), to which Utility or J&B is a party or by which any of its respective assets or properties is bound:

              (i) leases, licenses, and other material Contracts concerning or relating to real property;

              (ii) written or oral employment Contracts for officers, directors, management or key personnel, consulting, agency, collective bargaining or other similar Contracts and agreements under which current or future obligations exist relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants, in each case that are not cancelable on notice of 30 days or less and do not require payments in the event of termination;

              (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments effecting, evidencing or securing the borrowing of money or obtaining of or extension of credit (other than ordinary trade credit);

              (iv)    brokerage or finder's agreements;

              (v) joint venture, partnership and similar Contracts involving a sharing of profits or expenses;

              (vi) asset purchase agreements and other acquisition or divestiture agreements (other than agreements for sales of inventory in the ordinary course of business) and any agreements relating to the sale, lease or disposal of any capital assets;

              (vii) orders and other Contracts for the purchase or sale of materials, supplies, products or services under which current or future obligations exist;

              (viii) other Contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $10,000 in the aggregate;

              (ix) master lease agreements providing for the leasing of personal property;

              (x) Contracts between or among Utility or J&B, on the one hand, and any officer, director or affiliate of Utility or J&B, or any Shareholder, on the other hand; and

              (xi) any other Contracts, agreements or commitments that are material to Utility, J&B or their respective businesses.

          (b) All Contracts are in full force and effect and enforceable against Utility, J&B and each Shareholder who is a party thereto, and, to the knowledge of Utility and each Shareholder, against each other party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Utility, J&B, each Shareholder who is a party thereto or, to the knowledge of Utility and each Shareholder, any other party thereto except as set forth in Schedule 4.1.12(b) and except for such events or conditions that, individually and in the aggregate, (i) have not had or resulted in, and will not have or result in, a Material Adverse Effect and
(ii) have not and will not materially impair the ability of Utility to perform its obligations hereunder or under the other Transaction Agreements to which it is a party. Except as set forth in Schedule 4.1.12(b), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

   4.1.13.  Territorial Restrictions.  Except as otherwise described on
Schedule 4.1.13, neither Utility nor J&B is restricted by any Contract, agreement or understanding with any other person from carrying on its business anywhere in the world.

   4.1.14. Inventories. Except for excess and obsolete inventory for which reserves have been established on the Latest Balance Sheet: (a) all of the inventories of Utility and J&B of raw materials, supplies, work in process, finished products, spare parts, and replacement and component parts are of good, usable and merchantable quality in all material respects and, except as set forth on Schedule 4.1.14, do not include excess, obsolete or discontinued items;
(b) all such inventories are of such quality as to meet the quality control standards of Utility and J&B, as applicable, and any applicable governmental quality control standards; (c) all such inventories that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business and (d) all such inventories are recorded on the books of Utility or J&B, as applicable, at the lower of cost or market value determined in accordance with GAAP.

   4.1.15. Bank Accounts. Schedule 4.1.15 sets forth a complete and correct list containing the names of each bank or other financial institution in which Utility or J&B has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

   4.1.16.  Licenses.   To the knowledge of Utility or any Shareholder, each
of Utility and J&B has all necessary licenses, permits, approvals, registrations and similar consents and authorizations (collectively, the "Licenses") required to lawfully conduct its business as presently conducted, including but not limited to all material Licenses required for each of Utility and J&B to operate as it currently operates and in accordance with all applicable Laws or orders or permits of any governmental authority, and (a) each such License is valid, binding and in full force and effect, (b) no such License is subject to revocation or forfeiture by virtue of any existing circumstance, (c) there is no pending or, to the knowledge of Utility or any Shareholder, threatened proceeding to modify in any material respect or revoke any License, (d) no such License is subject to any outstanding order, decree, judgment, stipulation, or investigation known to Utility or any Shareholder that would materially affect such License, and (e) Utility and J&B are not, and neither Utility nor J&B nor any Shareholder has received any notice that either Utility or J&B is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

   4.1.17. Intellectual Property. (a) Title. Schedule 4.1.17(a)(i) contains a complete and correct list of all Intellectual Property that is owned by Utility or J&B other than Intellectual Property that is both not registered or subject to application for registration and not material to the business of Utility. All Intellectual Property related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to, the businesses of Utility and J&B (the "Intellectual Property Assets") are owned by Utility or J&B, except as disclosed on Schedule 4.1.17(a)(ii).

          (b) No Infringement. To the knowledge of Utility and each Shareholder, the conduct of its respective business by Utility and J&B does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property. To the knowledge of Utility and each Shareholder, none of the Intellectual Property Assets is being infringed.

          (c) Licensing Arrangements. Schedule 4.1.17(c)(i) sets forth all Contracts, agreements or arrangements pursuant to which Utility or J&B has licensed any Intellectual Property Assets to, or the use of such Intellectual Property Assets is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other person. Schedule 4.1.17(c)(ii) sets forth all Contracts, agreements or arrangements pursuant to which Utility or J&B has had Intellectual Property primarily related to, used in, held for use primarily in connection with, or necessary for the conduct of or otherwise material to its business licensed to it, or has otherwise been permitted to use such Intellectual Property (through non-assertion, settlement or similar agreements or otherwise) (other than off-the-shelf commercially available software). All of the Contracts, agreements or arrangements that are or should be set forth on Schedules 4.1.17(c)(i) and (ii) (the "Intellectual Property Licenses") (x) are in full force and effect in accordance with their terms and no default exists thereunder by Utility or J&B or, to the knowledge of Utility or any Shareholder, by any other party thereto, (y) are free and clear of all Liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements. Utility has made available to Halter true and complete copies of all Intellectual Property Licenses (including amendments, supplements, renewals, waivers and other modifications) set forth on Schedule 4.1.17(c)(i) and (ii). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of Utility or J&B in respect of any Intellectual Property Assets are set forth on Schedules 4.1.17(c)(i) and (ii) and are reflected in the Financial Statements.

          (d) No Intellectual Property Litigation.  Except as set forth in
Schedule 4.1.17(d), no claim or demand of any person has been made nor is there any proceeding that is pending, or to the knowledge of Utility or any Shareholder, threatened, which (i) challenges the rights of Utility or J&B in respect of any Intellectual Property Assets, (ii) asserts that Utility or J&B is infringing or otherwise in conflict with, or is, except as set forth in Schedule 4.1.17(c)(ii), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any Contract, agreement or arrangement listed on Schedule 4.1.17(c)(i) or (ii). Except as set forth in Schedule 4.1.17(d), none of the Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Utility or J&B.

       (e) Due Registration, etc. Each of Utility and J&B has taken, or has caused to be taken, such necessary or desirable actions to ensure that the patents and trademarks owned by it that are material to its business have been duly registered under any applicable Laws or regulations in the appropriate filing offices, domestic and foreign, and such registrations are in full force and effect.

   4.1.18. Insurance. Schedule 4.1.18 contains a complete and correct list of all insurance policies maintained by Utility or J&B. Utility has made available to Halter complete and correct copies of all such policies, together with all riders and amendments thereto. Such policies are in full force and effect, all premiums due thereon have been paid and neither Utility nor J&B has received notice of a material premium increase or cancellation with respect to such policies or of any default thereunder. Each of Utility and J&B has complied in all material respects with the terms and provisions of such policies. Within the past two years, neither Utility nor J&B has been refused any basic insurance coverage applied for, and Utility has no reason to believe that its existing insurance coverage and J&B's existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

   4.1.19.    Environmental Matters.

            (a)(i) To the knowledge of Utility or any Shareholder, each of Utility and J&B has obtained all Licenses that are required to be obtained by it in connection with the operation of its business and ownership of its properties (collectively, the "Subject Properties") under any applicable Environmental Law Requirements (as hereinafter defined), except where failure to obtain such Licenses would not have a Material Adverse Effect;

                 (ii) to the knowledge of Utility or any Shareholder, each of Utility and J&B is in compliance in all respects with all terms and conditions of such Licenses and with all applicable Environmental Law Requirements, except where the failure to so comply would not have a Material Adverse Effect;

                (iii) to the knowledge of Utility or any Shareholder, there are no past or present events, conditions, circumstances, activities or plans, in each case by or relating in any manner to Utility or J&B or their use of the Subject Properties, that did or would violate or prevent compliance or continued compliance with any Environmental Law Requirements or give rise to any Environmental Liability (as hereinafter defined), except for such matters as would not have a Material Adverse Effect;

                 (iv) there is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of Utility or any Shareholder, threatened by any person against Utility, J&B or any prior owner of any of the Subject Properties, and relating in any way to any

Environmental Law Requirement or seeking to impose any Environmental Liability, except for such matters as would not have a Material Adverse Effect;

                  (v) to the knowledge of Utility and each Shareholder, neither Utility nor J&B is subject to or responsible for any Environmental Liability which is not set forth and adequately reserved against on the Latest Balance Sheet;

                 (vi) neither Utility nor J&B owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (x) no polychlorinated biphenyl is or has been present, (y) there are no underground storage tanks or surface impoundments for hazardous materials, active or abandoned, and (z) no hazardous material has been released in a quantity reportable under, or in violation of, any Environmental Law Requirement or otherwise released, in the cases of clauses (x), (y) and (z), at, on or under any site or facility now or previously owned, operated or leased by Utility or J&B during the period of such ownership, operation or lease;

                (vii) neither Utility nor J&B has transported or arranged for the transportation of any hazardous material to any location that is (x) listed on the National Priorities List (the "NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1986, (y) listed for possible inclusion on the NPL by the United States Environmental Protection Agency (the "EPA") in CERCLIS (as hereinafter defined) or on any similar state or local list or (z) the subject of enforcement actions by federal, state or local governmental or regulatory authorities that may lead to any Environmental Liability of Utility or J&B;

               (viii) no hazardous material generated by Utility or J&B has been recycled, treated, stored, disposed of or released by Utility or J&B at any location;

                 (ix) no oral or written notification of a release of a hazardous material has been filed by or on behalf of Utility or J&B and no site or facility now or previously owned, operated or leased by Utility is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up;

                  (x) to the knowledge of Utility or any Shareholder, no Liens have arisen under or pursuant to any Environmental Law Requirement on any site or facility owned, operated or leased by Utility or J&B, and no federal, state or local governmental or regulatory authority action has been taken or, to the knowledge of Utility or any Shareholder, is in process that could subject any such site or facility to such Liens, and neither Utility nor J&B would be required to place any notice or restriction relating to the presence of hazardous materials at any site or facility owned by it in any deed to the real property on which such site or facility is located; and

                 (xi) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Utility or J&B in relation to any site or facility now or previously owned, operated or leased by Utility or J&B which have not been delivered to Halter prior to the execution of this Agreement.

          (b) "Environmental Law Requirement" shall mean any Law, ordinance, rule, regulation, notice, plan or demand letter relating to pollution or protection of human health, safety or the environment, including those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, groundwater, soil, wetlands, subsurface strata or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          (c) "Environmental Liability" shall mean (i) any liability or obligation arising under any Environmental Law Requirement that has resulted in or is reasonably likely to result in a Material Adverse Effect, or (ii) any liability or obligation under any other current theory of law or equity (including without limitation, any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handing, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, which liability or obligation has resulted in or is reasonably likely to result in a Material Adverse Effect.

          (d) "CERCLIS" shall mean the list of sites identified as containing hazardous substances and proposed for evaluation by the EPA for possible inclusion on the NPL.

      4.1.20. Employees; Labor Matters, etc. Except as set forth in Schedule 4.1.20, neither Utility nor J&B is a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of Utility or J&B. Since January 1, 1994, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Utility or J&B, and since such date, each of Utility and J&B has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, occupational safety and health and collective bargaining. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of Utility or J&B. Neither Utility nor J&B has received any written notice of, or is otherwise aware of, any federal, foreign, state or local administrative proceeding (excluding workers compensation proceedings or except as set forth in Schedule 4.1.20) pending or, to the knowledge of Utility or any Shareholder, threatened with respect to any employee of Utility or J&B. There is no unfair labor practice, sex, age, race or other discrimination or labor arbitration proceeding pending or, to the knowledge of Utility or any Shareholder, threatened against Utility or J&B.

      4.1.21.  Employee Benefit Plans and Related Matters.  (a)   Employee
Benefit Plans. (i) Schedule 4.1.21(a) sets forth a true and complete list of each plan, fund or program that provides for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds, prepaid legal services, or supplemental income benefits for transferred employees, or retirement income, or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond, regardless of the method of calculating the contributions made to any such plan, fund or program, or the method of calculating the benefits under any such plan, fund or program or the method of distributing benefits from any such plan, fund or program, and each bonus, incentive or deferred compensation, severance, termination, retention, change in control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement or policy, in any such case, whether written or unwritten (in each case that applies to more than one person), that (x) provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed by Utility or J&B or the beneficiary or dependent of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Employees") or under which any Employee is or may become eligible to participate or derive a benefit and (y) is or has been entered into, maintained or established by Utility or J&B, or to which Utility or J&B contributes or is or has been obligated or required to contribute or otherwise with respect to which Utility or J&B may have any liability (collectively, the "Plans").

               (ii) With respect to each such Plan, Utility has made available to Halter complete and correct copies of: all written Plans; descriptions of all unwritten Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial reports prepared for any Plan that is a defined benefit plan and for which actuarial reports are prepared; the two most recent annual and similar reports filed with any governmental authority, including all schedules thereto and all reports attached thereto; the most recent Internal Revenue Service ("IRS") determination letter issued in respect of any Plan; current summary plan descriptions and other explanatory literature or announcements provided to Employees; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor in respect of any Plan (including a written description of any oral communication in which Utility or J&B was identified by name) during the preceding two years; statements or other communications regarding withdrawal or other multi-employer plan liabilities in respect of any Plan which is a multi-employer Plan, if any; and all amendments and modifications to any such document. Except as disclosed in Schedule 4.1.21(a), neither Utility nor J&B has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

          (b) Qualification. Each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and, to the knowledge of Utility and each Shareholder, nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

          (c)  Compliance; Liability.

               (i) No Plan covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the Code is now, or ever was, to the knowledge of Utility or any Shareholder, maintained by Utility, J&B or any predecessor of either of them. Neither any Plan nor Utility nor J&B has incurred any liability or penalty under Section 4975 of the Code or Sections 409, 502(i) or 502(l) of ERISA.

               (ii) Each of the Plans has been operated and administered in all respects in substantial compliance with all applicable Laws, including without limitation all applicable provisions of ERISA and the Code. There are no pending or, to the knowledge of Utility or any Shareholder, threatened or anticipated claims against or involving any of the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any such Plan.

               (iii) All contributions required to be made as of the date of this Agreement to the Plans have been made or provided for. Neither Utility, J&B nor any entity under "common control" with Utility or J&B within the meaning of
Section 4001 of ERISA has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

               (iv) No Employee is or may become entitled to post-employment benefits of any kind by reason of employment by Utility or J&B, including, without limitation, death or medical benefits (whether or nor insured), other than (a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule 4.1.21(a) or mandated by
Section 4980B of the Code, (b) retirement benefits payable under any Plan qualified under Section 401(a) of the Code or (c) deferred compensation fully and adequately accrued as a liability on the Latest Balance Sheet or incurred with respect to services rendered after the Balance Sheet Date in the ordinary course of business consistent with prior practice, pursuant to the terms of a Plan. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

      4.1.22. Brokers; Finders, etc. Neither Utility nor J&B nor any Shareholder has engaged any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a brokerage or finder's commission, fee or similar compensation in connection therewith or upon the consummation thereof. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Utility, J&B or any Shareholder in such manner as to give rise to any valid claim against Halter or any of its subsidiaries or affiliates for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to Utility, J&B or any Shareholder upon consummation of the transactions contemplated hereby.

      4.1.23. Disclosure. To the knowledge of Utility and each Shareholder, no representation or warranty by Utility and the Shareholders contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Utility or any Shareholder to Halter or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. To the knowledge of Utility and each Shareholder, there is no fact (other than matters of a general economic nature which do not affect the Utility or J&B businesses uniquely) that has not been disclosed by Utility or the Shareholders to Halter and/or its representatives that might reasonably be expected to have or result in a Material Adverse Effect.

      4.1.24. Purchase for Investment. Each Shareholder will acquire the Halter Shares (as defined in Section 4.2.5) under the Subscription Agreement solely for investment, with no present intention to resell such Halter Shares in violation of the Securities Act of 1933 (the "Securities Act"). Each Shareholder hereby acknowledges that the Halter Shares have not been registered pursuant to the Securities Act or other applicable Law and may not be transferred in the absence of such registration or an exemption therefrom.

      4.1.25. Accounts Receivable. All accounts receivable of Utility and J&B that are reflected on the Latest Balance Sheet or on the accounting records of Utility and J&B as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Latest Balance Sheet or on the accounting records of Utility and J&B as of the Closing Date (which reserves are adequate and calculated consistent with past practices and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Latest Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. To the knowledge of Utility or any Shareholder, there is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 4.1.25 contains a complete and accurate list of all Accounts Receivable as of the date of the Latest Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      4.2. Representations and Warranties of Halter and Acquisition. Halter and Acquisition represent and warrant to Utility and each Shareholder as follows:

      4.2.1. Authorization, etc. Each of Halter and Acquisition has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Halter and Acquisition of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Halter and Acquisition. Each of Halter and Acquisition has duly executed and delivered this Agreement and on the Closing Date will have duly executed and delivered the other Transaction Agreements to which it is a party. This Agreement is, and on the Closing Date each of the other Transaction Agreements to which Halter or Acquisition is a party will be, legal, valid and binding obligations of Halter and/or Acquisition, as the case may be, enforceable against each such party in accordance with their respective terms.

      4.2.2. Corporate Status. Each of Halter and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to carry on its respective business and to own or lease and to operate its respective properties as and in the places where such business is conducted and such properties are owned, leased or operated.

      4.2.3. No Conflicts, etc. The execution, delivery and performance by Halter and Acquisition of this Agreement and of the other Transaction Agreements to which they are parties, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both), create in any other person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in the creation of any Lien (or any obligation to create any Lien) upon any of the properties or assets of Halter or Acquisition under (i) any Law applicable to Halter or Acquisition or any of the properties or assets of Halter or Acquisition, (ii) the certificate or articles of incorporation or bylaws of Halter or Acquisition or
(iii) except as set forth in Schedule 4.2.3, any Contract to which Halter or Acquisition is a party or by which Halter or Acquisition or any of their properties or assets may be bound or affected, except, in the case of clause
(iii), for violations or defaults that, individually and in the aggregate, would not have a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of Halter and Acquisition, taken as a whole (a "Halter Material Adverse Effect"), and would not materially impair the ability of Halter or Acquisition to perform its respective obligations hereunder or under the other Transaction Agreements to which they are parties. Except as specified in Schedule 4.2.3, no governmental approval or other consent of any party is required to be obtained or made by Halter or Acquisition in connection with the execution and delivery of this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

      4.2.4. Brokers; Finders, etc. Halter has not engaged any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a brokerage or finder's commission, fee or similar compensation in connection therewith or upon the consummation thereof. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Halter in such manner as to give rise to any valid claim against Utility, J&B or any Shareholder for any brokerage or finder's commission, fee or similar compensation.

      4.2.5. Validity of Halter Shares. The shares of Halter Common Stock to be issued in connection with the Merger (the "Halter Shares"), when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable.

      4.2.6. Disclosure. To the knowledge of Halter and Acquisition, no representation or warranty by Halter and Acquisition contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Halter or Acquisition to Utility or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading. To the knowledge of Halter and Acquisition, there is no fact (other than matters of a general economic or political nature which do not affect Halter's business uniquely) known to Halter or Acquisition that has not been disclosed by Halter or Acquisition to Utility and/or its representatives that might reasonably be expected to have or result in a Halter Material Adverse Effect.

      4.2.7. Halter Stock. As of June 30, 1997, 18,450,000 shares of Halter common stock were issued and outstanding.

                                   ARTICLE V
                                   COVENANTS

      5.1.    Covenants of Utility and the Shareholders.

      5.1.1. Conduct of Business. On and after the date hereof and until the Effective Time, except as expressly permitted or required by this Agreement or as otherwise expressly consented to by Halter in writing, Utility will and will cause J&B to, and the Shareholders will cause Utility and J&B to:

              (a) carry on its business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all commercially reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

               (b) not prepay any accounts payable, delay payment of any trade payables or other obligations, or make any other cash payments other than in the ordinary course of business;

               (c) maintain all of its tangible assets in good repair, working order and operating condition subject only to ordinary wear and tear;

               (d) use all reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it;

               (e) maintain its books of account and records in the usual, regular and ordinary manner consistent with past policies and practices and not change such policies and practices;

               (f) comply in all material respects with all Laws applicable to Utility, J&B and their respective businesses;

               (g) use all reasonable efforts to maintain its good standing in its jurisdiction of incorporation and in the jurisdictions in which it is qualified to do business as a foreign corporation and to maintain all governmental approvals and consents necessary for, or otherwise material to, Utility, J&B and their respective businesses;

               (h) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business, business organization or division thereof, of any other person;

               (i) promptly advise Halter in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could, to the knowledge of Utility or any Shareholder, reasonably be expected to have or result in a Material Adverse Effect or to cause a breach of this Section 5.1.1;

               (j) perform in all material respects all of its obligations under all Contracts relating to or affecting Utility, J&B and their respective businesses;

               (k) not declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock;

               (l) not issue or sell any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares, or issue, sell, grant or enter into any subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind, contingently or otherwise, to purchase or otherwise acquire any such shares or any securities convertible into or exchangeable for any such shares;

               (m) not incur any indebtedness for borrowed money, issue or sell any debt securities or prepay any debt (including, without limitation, any borrowings from or prepayments to any Shareholder or other affiliate) except for borrowings and prepayments (other than to or from any Shareholder or other affiliate) in the ordinary course of business;

               (n) not mortgage, pledge or otherwise subject to any Lien, any of its real property or other properties or assets, tangible or intangible, except in the ordinary course of business;

               (o) not forgive, cancel, compromise, waive or release any debts, claims or rights, except for debts of, or claims and rights against, persons other than any Shareholder or other affiliate that are forgiven, canceled, compromised, waived or released in the ordinary course of business;

               (p) not amend, modify or terminate any existing Contract or enter into (x) any agreement, commitment or other Transaction, other than agreements entered into in the ordinary course of business and involving an expenditure of less than $10,000 in each individual case and $50,000 in the aggregate, or (y) any agreement, commitment or other Transaction that, pursuant to its terms, is not cancelable without penalty on notice of 30 days or less from the end of the first month following the Closing Date;

               (q) not pay or commit to pay any bonus, other incentive compensation, change in control or similar compensation to any officer, director, employee, sales representative, agent consultant, Shareholder or affiliate or grant or commit to grant to any officer, director, employee, sales representative, agent, consultant, Shareholder or affiliate any other increase in, or additional, compensation in any form;

               (r) not enter into, institute, adopt or amend or commit to enter into, institute, adopt or amend any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement in respect of or for the benefit of any officer, director, employee, sales representative, agent, consultant, Shareholder or affiliate;

               (s) not amend either its articles of incorporation or bylaws;

               (t) not incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $50,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other person) other than agreements for purchases of goods or services in the ordinary course of business;

               (u) not sell any assets, other than inventory in the ordinary course of business;

               (v) not make any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment;

               (w) not transfer or grant any rights under, or enter into any settlement regarding the breach or infringement of any Intellectual Property, or modify any existing rights with respect thereto;

               (x) replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, and not make any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price or upon terms and conditions more onerous than those usual and customary in the industry, and not make any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

               (y) not make any capital expenditures or capital additions or improvements in excess of an aggregate of $10,000;

               (z) not institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body;

               (aa) not liquidate, dissolve or wind-up its affairs; or

               (bb) not enter into any transaction, Contract or commitment other than in the ordinary course of business, or pay or agree to pay any brokerage or finder's fee, Taxes or other expenses in connection with, or incur any severance pay obligations by reason of, this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby.

      5.1.2. No Solicitation. From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, none of Utility, J&B or any Shareholder or any officers, directors, agents or affiliates of Utility or J&B shall, directly or indirectly: (i) solicit or encourage any inquiries or proposals for, or enter into, participate in or respond to any discussions with respect to, any acquisition or purchase of all or substantially all of the assets of, or of a substantial equity interest in, or any business combination with, Utility or J&B, other than as contemplated by this Agreement, or (ii) furnish or cause to be furnished any non-public information concerning Utility, J&B or their respective businesses to any person (other than Halter and its agents and representatives), except pursuant to applicable Law and after prior written notice to Halter.

      5.1.3.  Access and Information; Cooperation for SEC Filings by Halter.
(a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Utility, J&B, the Shareholders and persons acting on behalf of any of them will (and their respective accountants, counsel, consultants, employees and agents will) give Halter and its accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of the assets, properties, books, Contracts, commitments, reports and records of Utility and J&B, as Halter shall from time to time reasonably request. In addition, Utility, J&B, the Shareholders and persons acting on behalf of any of them will permit Halter and its accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Utility and J&B and persons acting on their behalf during normal business hours as may be necessary or useful to Halter in its review of the properties, assets and business affairs of Utility and J&B and the above-mentioned documents, records and information. Utility and the Shareholders will keep Halter reasonably informed as to the affairs of Utility, J&B and their respective businesses.

              (b) Utility and the Shareholders will use reasonable good faith efforts to cause the accountants of Utility and J&B to cooperate with Halter, and deliver to Halter such written consents as it shall reasonably request, in connection with any required filings with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended.

      5.1.4. Public Announcements. Except as required by applicable Law, neither Utility, J&B nor any Shareholder shall, nor shall any person acting on behalf of any of them, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Halter.

      5.1.5.  Vote or Consent on Merger; Other Actions.  (a)   Utility and each
Shareholder agree to take all action necessary in accordance with applicable Law and Utility's articles of incorporation and bylaws to convene or cause to be convened a meeting of the shareholders of Utility to consider and vote upon, or to otherwise take action by shareholder consent to approve, this Agreement and the Merger and the other Transactions contemplated hereby, as promptly as practicable. Utility, through its Board of Directors, agrees to recommend to the shareholders of Utility approval of this Agreement and the Merger and the other Transactions contemplated hereby.

              (b) Each Shareholder agrees to vote, or cause to be voted, all of his shares of Utility Common Stock in favor of, or to otherwise take action by shareholder consent to approve, any proposal submitted by the Board of Directors of Utility for shareholder approval of this Agreement and the Merger and the other Transactions contemplated hereby.

             (c) Each Shareholder agrees that he will not, prior to the Effective Time or the earlier termination of this Agreement pursuant to Section 7 of this Agreement, without the prior written consent of Halter, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any of his shares of Utility Common Stock, (ii) grant any proxy with respect to any of his shares of Utility Common Stock or enter into any voting trust or similar agreement or arrangement in respect of the voting of any of his shares of Utility Common Stock or (iii) vote any of the shares of Utility Common Stock to amend the articles of incorporation or bylaws of Utility, to authorize any merger or consolidation of Utility, or sale of all or substantially all of the assets of Utility, or the dissolution, liquidation or winding-up of the affairs of Utility, or authorize the issuance of any shares of capital stock of Utility, or approve any new employee benefit, pension, stock option or other similar plan or arrangement of Utility or any amendment to any existing plan or arrangement to increase the size of any such plan or arrangement or materially increase the benefits payable thereunder.

     5.1.6. Further Actions. (a) Utility and the Shareholders agree to use and to cause all persons acting on its and their behalf to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

             (b) Utility, as promptly as practicable, will file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law in connection with this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

             (c) Utility, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents (including, without limitation, all governmental approvals and any consent required under any Contract) necessary to be obtained by it in order to consummate the transactions contemplated by this Agreement.

             (d) Utility and the Shareholders will, and will cause all persons acting on its or their behalf to, coordinate and cooperate with Halter in exchanging such information and supplying such assistance as may be reasonably requested by Halter in connection with the filings and other actions contemplated by Section 5.2.1.

             (e) At all times prior to the Effective Time, Utility and the Shareholders shall promptly notify Halter in writing of any fact, condition, event or occurrence (including any fact that would cause the representations and warranties of Utility and the Shareholders set forth in this Agreement to be incorrect in any material respect) that will or could reasonably be expected to result in the failure of any of the conditions contained in Sections 6.1 and 6.2 to be satisfied, promptly upon becoming aware of the same.

     5.1.7. Further Assurances. Following the Closing, Utility and the Shareholders shall, and shall cause all persons acting on its or their behalf to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Halter, to confirm and assure the rights and obligations provided for in this Agreement and in the other Transaction Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

     5.2.    Covenants of Halter and Acquisition.

     5.2.1. Further Actions. (a) Each of Halter and Acquisition agrees to use, and to cause all persons acting on its behalf to use, all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

             (b) Each of Halter and Acquisition, as promptly as practicable, will file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law in connection with this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby.

             (c) Each of Halter and Acquisition, as promptly as practicable, will use all reasonable efforts to obtain or cause to be obtained, all consents (including, without limitation, all governmental approvals) necessary to be obtained by it in order to consummate the transactions contemplated by this Agreement.

             (d) Each of Halter and Acquisition will, and will cause all persons acting on its behalf to, coordinate and cooperate with Utility in exchanging such information and supplying such assistance as may be reasonably requested by Utility in connection with the filings and other actions contemplated by Section 5.1.6.

             (e) At all times prior to the Effective Time, Halter shall promptly notify Utility in writing of any fact, condition, event or occurrence (including any fact that would cause any of the representations and warranties of Halter set forth in this Agreement to be incorrect in any material respect) that will or may result in the failure of any of the conditions contained in Sections 6.1. and 6.3 to be satisfied, promptly upon becoming aware of the same.

     5.2.2. Further Assurances. Following the Closing, each of Halter and Acquisition shall, and shall cause its affiliates and persons acting on behalf of any of them to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Utility, to confirm and assure the rights and obligations provided for in this Agreement and in the other Transaction Agreements and render effective the consummation of the transactions contemplated hereby and thereby.

     5.2.3. Election of President. Immediately following the Effective Time, the Board of Directors of Acquisition shall cause Edgar F. Pender to be elected President and Chief Operating Officer of Acquisition and J&B.

     5.2.4.  Employee Benefits.  (a)  From and after the Effective Time, subject to applicable law, Acquisition will honor in accordance with their terms, all Plans; provided, however, that nothing herein shall preclude any change effected on a prospective basis in any Plan that is permitted pursuant to the following sentence of this Section 5.2.4. For a period of not less than six months following the Effective Time, subject to applicable law, Acquisition will provide benefits to Utility and J&B employees who become employees of Acquisition and its subsidiaries which will, in the aggregate, be no less favorable than those provided by Utility and J&B to their employees immediately
prior to the Effective Time.   Any change effected on a prospective basis in any
Plan shall provide employees of Acquisition with benefits that, in the aggregate, are no less favorable than those provided to Halter or any of its other subsidiaries. Any new health insurance plan shall provide coverage for pre-existing conditions. Acquisition shall give the former employees of Utility full credit for the period of time each was employed by Utility prior to the Effective Time and for the period of time each is employed by Acquisition after the Effective Time.

             (b) For three full fiscal years after the Effective Time, Acquisition agrees to maintain a bonus plan for employees of Acquisition and J&B, pursuant to which a pool of up to $100,000 in bonuses per year shall be distributed by the Board of Directors of Acquisition to such employees; provided, however, that no such bonuses shall be required to be paid with respect to any fiscal year in which the pre-tax profits of Acquisition and J&B do not exceed $1,000,000.

     5.2.5.  Registration of Halter Shares.

             (a) Halter shall use its Best Lawful Efforts (as hereinafter defined) to effect the registration of the Halter Shares issued hereunder (the "Registrable Securities") as soon as practicable after the Closing Date and in any event shall prepare and file with the Commission, within ten (10) business days following the Closing Date, a registration statement on Form S-3 (or another appropriate form) for the offer and sale by each Shareholder receiving Registrable Securities pursuant to the Merger (collectively, the "Holders") of such Registrable Securities (the "Registration Statement"); provided, if the Registration Statement is declared effective prior to December 10, 1997 (the "Effectiveness Target Date"), Holders shall not sell any Registrable Securities pursuant to the Registration Statement prior to the Effectiveness Target Date. In addition, Halter shall prepare and file all such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and in compliance with applicable law for a period of not less than 180 days following the Closing Date or such shorter period which will terminate when all Registrable Securities have been sold (the "Effectiveness Period") (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). Notwithstanding the foregoing, Halter shall not be obligated to effect any such registration pursuant to this Section 5.2. if Halter's counsel delivers an opinion to Holders and

Halter's registrar and transfer agent reasonably satisfactory to counsel for Holders to the effect that the Registrable Securities may be sold or distributed as planned by Holders without registration. All expenses incident to Halter's performance or compliance with this Section 5.2.5 shall be paid by Halter; provided, however, Holders shall be responsible for and shall pay any underwriting, brokerage or selling agent's fees, discounts or commissions, and shall be responsible for and pay all legal fees and expenses of counsel to Holders or counsel to any underwriter or selling agent. In connection with any underwritten offering to which Halter shall have consented, Halter shall provide, or cause to be provided, such representations, warranties, covenants, opinions, "cold comfort" letters, indemnifications, opportunities for due diligence and other matters, and shall take all such other reasonable actions, as are customary in underwritten public offerings of securities. As used herein, the phrase "Best Lawful Efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

             (b) Notwithstanding anything to the contrary in Section 5.2.5(a), Halter may, by delivering written notice to Holders, prohibit offers and sales of Registrable Securities pursuant to the Registration Statement at any time if
(A)(i) Halter is in the possession of material non-public information relating to Halter, (ii) Halter determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and (iii) Halter determines in good faith that public disclosure of such material non-public information would not be in the best interests of Halter and its stockholders or (B)(i) Halter has made a public announcement relating to an acquisition or business combination transaction including Halter and/or one or more of its subsidiaries that is material to Halter and its subsidiaries taken as a whole and (ii) Halter determines in good faith that (x) offers and sales of Registrable Securities pursuant to the Registration Statement prior to the consummation of such transaction (or such earlier date as Halter shall determine) is not in the best interests of Halter and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Registration Statement; provided, however, that upon (i) the public disclosure
                        --------  -------
by Halter of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Registration Statement pursuant to this Section 5.2.5(b) shall cease and the Halter shall promptly notify Holders that dispositions of Registrable Securities may be resumed.

             (c) Halter may require Holders to furnish to Halter such information regarding the distribution of Registrable Securities as is required by law to be disclosed in the Registration Statement, and Halter may exclude from the Registration Statement the Registrable Securities if Holders fail to furnish such information within a reasonable time after receiving such request. Each Holder agrees to notify Halter as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to Halter or of the occurrence of any event as a result of which the prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding a Holder or such Holder's intended method of distribution of Registrable Securities, or omits to state any material fact regarding a Holder or such Holder's intended method of distribution of Registrable Securities, necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly furnish to Halter any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to a Holder or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

             (d) Halter will indemnify and hold harmless Holders from and against any and all loss, damage, liability, cost and expense to which the Holders may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Halter will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission specifically provided in writing by a Holder for inclusion in such Registration Statement and so included in conformity with such information provided.

             (e) Each Holder will indemnify and hold harmless Halter, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls within the meaning of the Securities Act, the Company from and against any and all loss, damage, liability, cost and expense to which any such person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was specifically provided in writing for inclusion in such Registration Statement and so included in conformity with such information provided.

     5.2.6. Principal Office. Acquisition and Halter agree that they will maintain the office operating Utility's assets located at 60042 Cabiran Road Slidell, Louisiana 70460 for a period of twelve (12) months after the Closing Date and represent and warrant to the Shareholders that they have no current plans or intentions to move such office after such twelve month period.

     5.2.7. Acquisition's Articles and Bylaws. From and after the Closing Date, Acquisition shall not amend, alter or repeal those provisions of the articles of incorporation, bylaws or other governing documents of Acquisition relating to liability or indemnification of directors and officers, except as required by law, if the effect of such amendment, alteration or repeal would be to increase the potential liability of a former director or officer of Utility to Utility or to its stockholders for monetary damages for breach of fiduciary duty, or to lessen or otherwise adversely affect the indemnification rights of former directors and officers of Utility as provided in such articles of incorporation, bylaws or other governing documents as in effect on the date of this Agreement.

     5.2.8.  Price Protection.  (a) If:

             (i) the average of the closing prices (such average being the "Average Market Price") of Halter Common Stock on the American Stock Exchange (the "AMEX") for the five trading days ending on the Protection Date (as hereinafter defined) is less than the Acquisition Price (as hereinafter defined), and
                    ---

             (ii) a Shareholder (a "Selling Shareholder") sells (in an open market brokers' transaction) shares of Halter Common Stock received pursuant to this Agreement, within six (6) months after the Protection Date (the "Protection Period"), for a price per share (a "Disposition Price") less than the Acquisition Price, and
                                       ---

             (iii) the Shareholder Representative, on behalf of such Selling Shareholder, delivers to Halter within fifteen (15) days after the end of the Protection Period a notice (the "Price Protection Notice") that such Selling Shareholder is entitled to payment pursuant to this Section, which Price Protection Notice shall contain a brokers' confirmation of sale or other documentation satisfactory to Halter evidencing such Selling Shareholder's sale of Halter Shares (including the date and sales price thereof), then Halter shall pay to such Selling Shareholder, within fifteen (15) business days after receiving the Price Protection Notice, an amount in cash (the "Protection Amount") equal to the amount by which: (A) the Acquisition Price exceeds (B) the greater of the Average Market Price or the Disposition Price, multiplied by (C) the number of shares of Halter Common Stock disposed of at the Disposition Price by such Selling Shareholder during the Protection Period.

             (b) A Selling Shareholder shall have the option, exercisable by giving Halter notice with the Price Protection Notice, to receive the Protection Amount in: (i) cash; (ii) additional Halter Common Stock; or (iii) any combination of the foregoing. If a Selling Shareholder elects to receive additional Halter Common Stock, the number of shares of Halter Common Stock such Selling Shareholder will receive shall equal the quotient obtained by dividing that portion of the Protection Amount that such Selling Shareholder elects to receive in Halter Common Stock by the average closing price of Halter Common Stock on the AMEX for the five trading days ending on the date Halter receives the Price Protection Notice. All shares of Halter Common Stock issued to the Selling Shareholders pursuant to the foregoing shall be "restricted securities" as defined in Rule 144 under the Securities Act and will bear a legend substantially in the form described in the Subscription Agreement. Notwithstanding anything in this Section 5.2.9 to the contrary, cash shall be paid in lieu of fractional shares.

             (c) As used herein, the term "Protection Date" shall mean the earlier of (i) the date on which all Registrable Securities may be sold pursuant to the Registration Statement or (ii) the date on which all Merger Consideration consisting of Halter Common Stock may lawfully be sold in the public market without registration.

             (d)  As used herein, the term "Acquisition Price" shall mean
$27.21.


                                  ARTICLE VI
                             CONDITIONS PRECEDENT

     6.1 Conditions to Obligations of Each Party. The respective obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

     6.1.1. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any applicable Law, including any order, injunction, decree or judgment of any court or governmental authority. No court or governmental authority shall have determined any applicable Law to make illegal the consummation of the transactions contemplated hereby or by the other Transaction Agreements, and no proceedings with respect to the application of any such Law to such effect shall be pending or threatened.

     6.1.2. Corporate Proceedings. All corporate and other proceedings of Utility, on the one hand, and Halter and Acquisition, on the other hand, in connection with this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Halter and its counsel, on the one hand, and Utility and its counsel, on the other hand, and Halter and its counsel, on the one hand, and Utility and its counsel, on the other hand, shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

     6.2 Conditions to Obligations of Halter and Acquisition. The obligations of Halter and Acquisition to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver in writing by Halter) on or prior to the Closing Date of the following additional conditions:

     6.2.1. Representations; Performance. The representations and warranties of Utility and the Shareholders contained in this Agreement (i) shall be true and correct in all material respects at and as of the date hereof, and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date. Utility and the Shareholders shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or on the Closing Date. Utility and the Shareholders shall have delivered to Halter a certificate, dated the Closing Date and signed by Utility's duly authorized officer and by each Shareholder, to the foregoing effect.

     6.2.2. Consents. Utility shall have obtained and shall have delivered to Halter copies of (i) all governmental approvals required to be obtained by Utility in connection with the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) all consents (including, without limitation, all consents required under any Contract) necessary to be obtained by Utility, J&B or the Shareholders in order to consummate the Merger pursuant to this Agreement.

     6.2.3. No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since the Balance Sheet Date that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect.

     6.2.4. Transaction Agreements. The Shareholders shall have entered into the following agreements with Halter and/or Acquisition:

             (a) the Employment Agreement, in the form attached hereto as Exhibit D, shall be entered into by Edgar F. Pender;
             (b) the Non-Competition Agreement, in the form attached hereto as Exhibit E shall be entered into by Edgar F. Pender;
             (c)  the Escrow Agreement;
             (d)  the Subscription Agreements; and
             (e) the Shareholder's Releases, in the form attached hereto as Exhibit F.

     6.2.5. Opinion of Counsel. Halter and Acquisition shall have received an opinion, addressed to each of them and dated the Closing Date, from Sessions & Fishman, L.L.P., counsel to Utility and the Shareholders, in form and content acceptable to Halter.

     6.2.6. Estoppel Letters. Utility shall have delivered to Halter estoppel letters, reasonably satisfactory to Halter, from the lessors of the leases listed in Schedule 6.2.6 to the effect that Utility or J&B, as applicable, has paid all rent and other amounts due under such lease, is not otherwise in default in any material respect thereunder and, if required under such Lease, consenting to the assumption of such lease by Acquisition as the Surviving Corporation in the Merger.

     6.2.7. Title Insurance. Utility shall cause to be delivered to Halter, at Utility's expense, policies of title insurance from a title company acceptable to Halter that each of Utility and J&B has good and indefeasible title to each parcel of real estate or tract of land owned by Utility or J&B, free and clear of all Liens other than Permitted Liens.

     6.3. Conditions to Obligations of Utility and the Shareholders. The obligations of Utility and the Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver in writing by Utility or the Shareholders, as the case may be), on or prior to the Closing Date, of the following additional conditions:

     6.3.1. Representations; Performance, etc. The representations and warranties of Halter and Acquisition contained in this Agreement (i) shall be true and correct in all material respects at and as of the date hereof and (ii) shall be repeated and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made at and as of the Closing Date. Each of Halter and Acquisition shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. Each of Halter and Acquisition shall have delivered to Utility a certificate, dated the Closing Date and signed by its duly authorized officer, to the foregoing effect.

     6.3.2. Opinion of Counsel. Utility shall have received an opinion, addressed to it and dated the Closing Date, from McGlinchey Stafford, A Professional Limited Liability Company, counsel to Halter, in form and content acceptable to Utility.

     6.3.3. Transaction Agreements. Halter and/or Acquisition shall have executed and delivered each of the Transaction Agreements to which it will be a party.

     6.3.4. Consents. Halter or Acquisition shall have obtained and shall have delivered to Utility copies of (i) all governmental approvals required to be obtained by Halter or Acquisition in connection with the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby and (ii) all consents necessary to be obtained by either of them in order to consummate the Merger pursuant to this Agreement.

     6.3.5. Tax Opinion. The Shareholders shall have received an opinion from McGlinchey Stafford, A Professional Limited Liability Company to the effect that the Merger qualifies as a reorganization under Section 368(a)(2)(D) of the Code.

                                  ARTICLE VII
                                  TERMINATION

     7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

             (a)  by the written agreement of Halter and Utility;

             (b) by either Utility or Halter, by written notice to the other party hereto by 5:00 p.m., Central time, on January 5, 1998 if the Closing shall not have occurred by December 31, 1997 (unless the failure of the Closing to occur shall be due to any breach of this Agreement by the party seeking to terminate), unless such date shall be extended by the mutual written consent of Utility and Halter;

             (c) by Utility, if there has been a breach on the part of Halter or Acquisition in the representations, warranties or covenants of Halter and Acquisition set forth herein, or a failure on the part of Halter or Acquisition to perform their respective obligations hereunder; provided that Utility shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed and complied with by Utility prior to such time, or any other events or circumstances shall have occurred such that, in any such case, any of the conditions to the Closing set forth in Sections 6.1 or 6.3 could not be satisfied on or prior to the termination date contemplated by Section 7.1(b) hereof; or

             (d) by Halter, if there has been a breach on the part of Utility or the Shareholders in the representations, warranties or covenants of Utility or the Shareholders set forth herein or any failure on the part of Utility or the Shareholders to perform their respective obligations hereunder; provided that Halter shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by Halter prior to such time, or any other events or circumstances shall have occurred such that, in any case, any of the conditions to the Closing set forth in Sections 6.1 or 6.2 could not be satisfied on or prior to the termination date contemplated by Section 7.1(b) hereof.

     7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, this Agreement shall become void and have no effect and all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 8.3 and except for the provisions of Section 8.6.

                                 ARTICLE VIII
                        INDEMNIFICATION; MISCELLANEOUS

     8.1 Indemnification. (a) By the Shareholders. Each Shareholder covenants and agrees to indemnify, defend and hold harmless Halter, its officers, directors, employees, agents, advisers, representatives and affiliates (collectively, the "Buyer Indemnitees") for, and will pay to or reimburse the Buyer Indemnitees for the amount of, any and all damage, loss, liability, claim or expense (including reasonable attorney's fees and expenses of investigating, defending or prosecuting any claim) (collectively, "Damages"), resulting from or arising out of directly or indirectly:

               (i) any inaccuracy of any representation or warranty made by Utility or any Shareholder herein or under any other Transaction Agreement or in connection herewith or therewith;

               (ii) any failure of Utility or any Shareholder to perform any covenant or agreement hereunder or under any other Transaction Agreement or to fulfill any other obligation in respect hereof or thereof; and

               (iii) any third party claim resulting from or arising out of any services or work performed, including any product of others incorporated into any services or work performed, by Utility or J&B prior to the Effective Time.

          (b) By Halter. Halter covenants and agrees to defend, indemnify and hold harmless each Shareholder and his respective agents, advisers, representatives and affiliates (collectively, the "Seller Indemnitees") from and against any and all Damages, whether or not involving a third party claim, resulting from or arising out of:

               (i) any inaccuracy of any representation or warranty made by Halter herein or under any other Transaction Agreement or in connection herewith or therewith; and

               (ii) any failure of Halter or Acquisition to perform any covenant or agreement hereunder or under any other Transaction Agreement or to fulfill any other obligation in respect hereof or thereof.

          (c) By Acquisition. From and after the Closing Date, Acquisition agrees to indemnify, defend and hold harmless the former directors and officers of Utility and J&B (the "Former Directors") to the fullest extent permitted by the LBCL from and against any and all Damages based upon or arising out of actions or omissions or alleged actions or omissions of such Former Directors in their capacity as officers or directors of Utility and J&B occurring (or alleged to have occurred) at or prior to the Closing Date.

          (d) No Indemnification for Certain Acts. Notwithstanding the provisions of Sections 8.1(a), 8.1(b) and 8.1(c) hereof, a party otherwise required to provide indemnification under this Section 8.1 shall not be liable for indemnification pursuant hereto to the extent that any Damage is found by a court or arbitration panel of competent jurisdiction, after full hearing on the merits, to have resulted from the fraudulent, grossly negligent, bad faith or criminal act or omission of a party otherwise entitled to indemnification hereunder or of such party's officers, directors, employees, agents, advisers, representatives or affiliates.

          (e) Adjustments to Indemnification Payments. Without limiting the obligations of the Indemnifying Party (as hereinafter defined) under this Agreement, (including the timely indemnification of the Indemnified Party), any amount payable by any Shareholder to any Buyer Indemnitee, on the one hand, or by Halter to any Shareholder, on the other hand, pursuant to this

Section 8.1 in respect of any Claim for indemnification hereunder shall be net of any insurance proceeds realized by and paid to the Indemnified Party in respect of such claim by any Buyer Indemnitee or by any Seller Indemnitee or by any consolidated, combined or unitary group of which such Buyer Indemnitee or Seller Indemnitee is a member. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Section 8.1; provided that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party, would exceed the value of the claim for which the Indemnified Party is seeking indemnification. In the event the Indemnified Party receives such insurance proceeds after being indemnified by the Indemnifying Party with respect to any Damage, the Indemnified Party shall pay to the Indemnifying Party the net amount of such insurance proceeds (less attorney's fees and other expenses incurred in connection with such recovery) paid to the Indemnified Party.

          (f) Indemnification Procedures -- Third Party Claims. In the case of any claim, suit, demand, proceeding or action (a "Proceeding") asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any Proceeding as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any Proceeding or any litigation resulting therefrom; provided that (i) the counsel
for the Indemnifying Party who shall conduct the defense of such   Proceeding or
litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party,
in the defense of any such   Proceeding or litigation, shall consent to entry of
any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Proceeding or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such Proceeding by the Indemnifying Party might be expected to affect adversely the Indemnified Party or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such Proceeding or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Proceeding at the sole cost of the Indemnifying Party; provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such Proceeding or litigation without the prior written consent of the Indemnifying Party. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such Proceeding or demand and shall be entitled to settle or agree to pay in full such Proceeding or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any Proceeding or litigation subject to this Section 8.1 and the records of each shall be available to the other with respect to such defense.

          (g) Indemnification Procedure -- Other Claims. A claim for indemnification for any matter not involving a third party claim may be asserted by written notice (an "Indemnification Notice") to the party from whom indemnification is sought, specifying in reasonable detail the nature of the event which the Indemnified Party asserts entitles it to indemnification hereunder and the amount of (if determinable) and the basis for the indemnification claim. The Indemnifying Party shall, within fifteen business days after the receipt of an Indemnification Notice, either: (i) acknowledge the debt, liability or obligation for which indemnity is sought and pay the Indemnified Party an amount sufficient to discharge such debt, liability or obligation, or (ii) notify the Indemnified Party in writing that it contests the Indemnifying Party's entitlement to indemnification or disagrees as to the amount due specifying the basis for such contest or disagreement. Failure of an Indemnifying Party to respond within fifteen business days following receipt of an Indemnification Notice hereunder shall be deemed acknowledgment of the right of the Indemnified Party to indemnification hereunder and give rise to the immediate right in the Indemnified Party to payment in full from the Indemnifying Party of the amount claimed in such Indemnification Notice.

          (h) Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary:

               (i) neither Shareholders nor Utility shall have liability for indemnification pursuant to this Article VIII until the aggregate amount of all Damages for which indemnification would (but for the limitation of this sentence) be required to be paid by any Shareholder or Utility pursuant to this
Article VIII exceeds $50,000 (the "Loss Threshold"); provided however that if the aggregate amount of such Damages exceeds the Loss Threshold the Shareholders and Utility shall indemnify Halter and/or Acquisition in respect of all such Damages (including the initial $50,000);

               (ii) neither Halter nor Acquisition shall have liability for indemnification pursuant to this Article VIII until the aggregate amount of all Damages for which indemnification would (but for the limitation of this sentence) be required to be paid by Halter or Acquisition pursuant to this
Article VIII exceeds the Loss Threshold; provided however that if the aggregate amount of such Damages exceeds the Loss Threshold Halter and Acquisition shall indemnify the Shareholders in respect of all such Damages (including the initial $50,000);

               (iii) the maximum liability in the aggregate for all Shareholders pursuant to this Article VIII shall not exceed $2,000,000 (the "Aggregate Limitation"); and

               (iv) the maximum liability for Halter and Acquisition pursuant to this Article VIII shall not exceed $2,000,000 in the aggregate (the "Halter Limitation").

Damages arising from any breach of the representations and warranties of Section
4.1.1 (the "Section 4.1.1 Damages") shall not be subject to the Loss Threshold, but the amount of the Section 4.1.1 Damages shall be counted toward meeting the Loss Threshold with respect to other indemnification claims. A Shareholder shall have no further obligations under this Article VIII at the time when all Shareholders have paid indemnification under this Article VIII (including, without limitation, payments in respect of defending against third party claims) equal in the aggregate to the Aggregate Limitation. Upon reaching the Aggregate Limitation, any one or more Shareholders who are then defending against a third party claim shall turn the defense thereof over to the Indemnified Parties, which shall thereafter undertake such defense at their sole expense. Neither Halter nor Acquisition shall have any further obligations under this Article VIII at the time when Halter and Acquisition, in the aggregate, have paid indemnification under this Article VIII (including, without limitation, payments in respect of defending against third party claims) equal to the Halter Limitation. Upon reaching the Halter Limitation, Halter and/or Acquisition (as the case may be) shall turn the defense thereof over to the Indemnified Parties, which shall thereafter undertake such defense at their sole expense. If an Indemnifying Party pays indemnification (including without limitation, the cost of defending a third party claim) that was not required to be paid due to any limitation set forth in this Section 8.1(h), then the Indemnified Party shall, promptly after demand by the Indemnifying Party, reimburse the latter for such payments without interest.

          (i) Time Limit. An Indemnified Party shall not be entitled to make any claim for indemnification against an Indemnifying Party under this Article VIII unless notice of such claim (as required in this Article VIII) is given prior to (i) with respect to claims made pursuant to Section 8.1(a)(iii), the date that is four years after the Closing Date, (ii) with respect to claims made pursuant to this Article VIII (other than Section 8.1(a)(iii)), the date that is two years after the Closing Date, or, (ii) with respect to the warranties and representations in Sections 4.1.7, 4.1.19, and 4.1.21, the date that is the later of two years after the Closing Date or the expiration of the applicable statute of limitations period.

          (j) Effective Date; Exclusive Remedy. The obligations of the parties under Article VIII shall only become effective from and after the Closing. Upon becoming effective the right to indemnification set forth in this Article VIII shall be the sole and exclusive remedy of the parties for breach of any representation, warranty, covenant or agreement set forth in or made pursuant to this Agreement, and each party covenants and agrees not to seek or assert any other remedy following the Closing, except that any party may seek such injunctive relief and equitable remedies as may be available. Halter and Acquisition acknowledge that, except as expressly set forth in this Agreement, there are no other representations or warranties of the Shareholders or

Utility in connection with the transactions contemplated hereby, all such other representations and warranties being expressly disclaimed.

     8.2. Survival of Representations and Warranties; etc. All representations and warranties of the parties contained in this Agreement shall survive the Merger. All covenants and agreements contained in this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger; provided that the contractual rights to indemnification provided for in Section 8.1 of this Agreement shall survive the Merger and be continuing; and provided, further, that the agreements contained in Article 3 and in this Article 8, and the agreements contained in the other Transaction Agreements, shall survive the Merger and be continuing.

     8.3. Expenses. Utility and the Shareholders, on the one hand, and Halter and Acquisition, on the other hand, shall bear their respective expenses, costs and fees (including attorneys' and auditors' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

     8.4. Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram:

               (i)  if to Utility or the Shareholders, at:

                    Utility Steel Fabrication Inc.
                    60042 Cabiran Road
                    Slidell, LA 70460
                    Telecopy:  (504) 649-0376
                    Attention: Edgar F. Pender
                    with copies to:

                    Sessions & Fishman, L.L.P.
                    201 St. Charles Avenue
                    Thirty-Fifth Floor
                    New Orleans, LA  70170-3500
                    Telecopy:  (504) 582-1555
                    Attention:  Peter S. Title

               (ii) if to Halter or Acquisition, at:

                    Halter Marine Group, Inc.
                    13085 Seaway Road
                    Gulfport, MS 39503
                    Telecopy: (601) 897-4803
                    Attn: John Dane, III
                    with copies to:

                    Halter Marine Group, Inc.
                    13085 Seaway Road
                    Gulfport, MS 39503
                    Telecopy: (601) 897-4803
                    Attn: Maureen O'Connor Sullivan

                    and:

                    McGlinchey Stafford
                    A Professional Limited Liability Company
                    2777 Stemmons Freeway, Suite 925
                    Dallas,  TX  75207
                    Telecopy:  (214) 860-9700
                    Attn: Lawrence B. Mandala

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     8.6. Miscellaneous.

     8.6.1. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     8.6.2. Entire Agreement. This Agreement (including the Schedules hereto), the other Transaction Agreements (when executed and delivered) and the representations, warranties, agreements and covenants contained herein and therein constitute the entire agreement and supersede all prior agreements, understandings, representations, warranties, covenants and discussions, both written and oral, between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent dated September 15, 1997, between the parties hereto.

     8.6.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     8.6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

     8.6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     8.6.6. Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto; provided that Halter may assign this Agreement to any subsidiary of Halter.

     8.6.7. No Third Party Beneficiaries. Except as provided in Section 8.1 with respect to indemnification hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     8.6.8. Amendment; Waiver, etc. (a) No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Utility and the Shareholders shall not be affected or deemed waived by reason of any investigation made by or on behalf of Halter (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Halter or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     8.6.9. Confidentiality. Except as otherwise provided in this Agreement, each party to this Agreement will, and will cause its affiliates (and their respective accountants, counsel, consultants, employees and agents to whom they disclose such information) to, keep confidential and not disclose all information obtained by and in the possession of such party and its affiliates or to which such party and its affiliates are given access that in any way relates to the business or operations of the other party hereto. The provisions of this Section 8.6.9 shall not apply to the disclosure by any party hereto or their respective affiliates of any information, documents or materials (i) which are, or become, publicly available, other than by reason of a breach of this Section 8.6.9 by the disclosing party or any affiliate of the disclosing party, (ii) received from a third party not bound by any confidentiality agreement with the other party hereto, (iii) required by applicable Law to be disclosed by such party, or (iv) necessary to establish such party's rights under either this Agreement or any other Transaction Agreement; provided that, in the case of clauses (iii) and
(iv), the person intending to make disclosure of confidential information will promptly notify the party to whom it is obligated to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information. If the transactions contemplated by this Agreement are not consummated, such information will be immediately returned to the applicable party (to the extent such information consists of originals or copies of records, documents, reports or other written materials).

     8.6.10.  Nature of Obligations.  Except with respect to the provisions of
Section 8.1(c) all obligations of Halter in this Agreement are guaranteed jointly and severally by Acquisition, and vice-versa. Where both Halter and Acquisition are bound with respect to the same obligation, the obligation shall be joint and several.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   HALTER MARINE GROUP, INC.



                                   By: /s/ Maureen O. Sullivan
                                       -----------------------------------
                                       Name: Maureen O. Sullivan
                                       Title:  Senior Vice President


                                   UTILITY ACQUISITION, INC.



                                   By: /s/ Maureen O. Sullivan
                                       -----------------------------------
                                       Name: Maureen O. Sullivan
                                       Title:  Vice-President/Secretary

                                    UTILITY STEEL FABRICATION INC.



                                   By: /s/ Edgar F. Pender
                                       -----------------------------------
                                       Edgar F. Pender
                                       President



                                       /s/ Edgar F. Pender
                                       -----------------------------------
                                       EDGAR F. PENDER



                                       /s/ Melanie Pender
                                       -----------------------------------
                                       MELANIE PENDER



                                       /s/ Amie Pender Guttuso
                                       -----------------------------------
                                       AMIE PENDER GUTTUSO



                                       /s/ Stacie Pender Hollingsworth
                                       -----------------------------------
                                       STACIE PENDER HOLLINGSWORTH



                                       /s/ John Coerver
                                       -----------------------------------
                                       JOHN COERVER, AS TRUSTEE FOR THE
                                       MAURICE S. PENDER TRUST

                          CERTIFICATE OF THE SECRETARY
                                       OF
                         UTILITY STEEL FABRICATION INC.


     I hereby certify that I am the duly elected Secretary of Utility Steel Fabrication Inc., a Louisiana corporation, and that the foregoing Agreement was, in the manner required by law, duly approved by unanimous written consent of the shareholders of Utility Steel Fabrication Inc. pursuant to Louisiana Revised Statutes (S) 12:76.

     This Certificate is dated November 3, 1997.



                              ________________________________________
                              ____________________, Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                           UTILITY ACQUISITION, INC.


     I hereby certify that I am the duly elected Secretary of Utility Acquisition, Inc., a Louisiana corporation, and that the foregoing Agreement was, in the manner required by law, duly approved by written consent of the sole shareholder of Utility Acquisition, Inc. pursuant to Louisiana Revised Statutes
(S) 12:76.

     This Certificate is dated November 3, 1997.



                              _____________________________________________
                              Maureen O. Sullivan, Vice-President/Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                           HALTER MARINE GROUP, INC.


     I hereby certify that I am the duly elected Secretary of Halter Marine Group, Inc., a Delaware corporation, and that the foregoing Agreement was not required to be submitted to the shareholders of Halter Marine Group, Inc. pursuant to Louisiana Revised Statutes (S) 12:112 or Delaware G.C.L. (S) 252.

     This Certificate is dated November 3, 1997.



                              ________________________________________
                              Maureen O'Connor Sullivan, Secretary

                           EXECUTION BY CORPORATIONS

     Considering the approval of this Agreement by the shareholders of Utility Steel Fabrication Inc. and Utility Acquisition, Inc., as certified above, this Agreement is executed by such corporations and by Halter Marine Group, Inc. acting through their respective presidents or vice presidents, this 3rd day of November, 1997.

                                    UTILITY STEEL FABRICATION INC.



                                      /s/ Edgar F. Pender
                                     ------------------------------------------
                                          Edgar F. Pender
                                          President


                                    UTILITY ACQUISITION, INC.



                                      /s/ Maureen O. Sullivan
                                     ------------------------------------------
                                          Maureen O. Sullivan
                                          Vice-President/Secretary


                                    HALTER MARINE GROUP, INC.



                                      /s/ Maureen O. Sullivan
                                     ------------------------------------------
                                          Maureen O. Sullivan
                                          Senior Vice President

                              ACKNOWLEDGMENT AS TO
                         UTILITY STEEL FABRICATION INC.

STATE OF LOUISIANA

PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally came and appeared Edgar F. Pender who, being duly sworn, declared and acknowledged before me, Notary, in the presence of the undersigned competent witnesses, that he is the President of Utility Steel Fabrication Inc. and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free and voluntary act and deed.


                                     ___________________________________
                                     Appearer


WITNESSES:

___________________________________

___________________________________


SWORN TO AND SUBSCRIBED BEFORE ME
this 3rd day of November, 1997.


___________________________________
NOTARY PUBLIC

                              ACKNOWLEDGMENT AS TO
                           UTILITY ACQUISITION, INC.

STATE OF LOUISIANA

PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally came and appeared Maureen
O. Sullivan who, being duly sworn, declared and acknowledged before me, Notary, in the presence of the undersigned competent witnesses, that she is the Vice-President/Secretary of Utility Acquisition, Inc. and that in such capacity she was duly authorized to and did execute the foregoing Agreement on behalf of such Corporation, for the purposes therein expressed and as her and such Corporation's free and voluntary act and deed.



                                    ___________________________________
                                    Appearer


WITNESSES:


___________________________________

___________________________________



SWORN TO AND SUBSCRIBED BEFORE ME
this 3rd day of November, 1997.


___________________________________
NOTARY PUBLIC

                              ACKNOWLEDGMENT AS TO
                           HALTER MARINE GROUP, INC.

STATE OF LOUISIANA

PARISH OF ORLEANS

     BEFORE ME, the undersigned authority, personally came and appeared Maureen
O. Sullivan who, being duly sworn, declared and acknowledged before me, Notary, in the presence of the undersigned competent witnesses, that she is the Senior Vice President of Halter Marine Group, Inc. and that in such capacity she was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free and voluntary act and deed.



                                          ___________________________________
                                          Appearer


WITNESSES:

___________________________________


___________________________________


SWORN TO AND SUBSCRIBED BEFORE ME
this 3rd day of November, 1997.


___________________________________
NOTARY PUBLIC

                                                                       Exhibit A


             List of Shareholders of Utility Steel Fabrication Inc.
             ------------------------------------------------------


Shareholder                                                Shares
-----------                                                ------
Edgar F. Pender and Melanie Pender                          3,155
Amie Pender Guttuso                                           489
Stacie Pender Hollingsworth                                   489
John Coerver, as Trustee of the Maurice S. Pender Trust       489

                                                                       Exhibit B


                                ESCROW AGREEMENT


     This Escrow Agreement (the "Agreement"), dated as of November 3, 1997 (the "Closing Date"), by and among Utility Acquisition, Inc., a Louisiana corporation ("Buyer"), each of the shareholders ("Shareholders") of Utility Steel Fabrication Inc., a Louisiana corporation (the "Company") and Hibernia National Bank, a national banking association, as escrow agent ("Escrow Agent"). Capitalized terms used in this Agreement without definition have the respective meanings given to them in that certain Agreement and Plan of Merger (the "Merger Agreement") dated October 31, 1997, by and among Halter Marine Group, Inc., a Delaware corporation, Buyer, the Company and the Shareholders.

                                    RECITALS
                                    --------

       WHEREAS, Buyer and each of the Shareholders are parties to the Merger
       --------
Agreement;

     WHEREAS, Buyer and each of the Shareholders have agreed to execute this Agreement pursuant to Section 3.1(b) of the Merger Agreement; and

     WHEREAS, the Shareholders have designated Edgar F. Pender to act as their representative ("Shareholders' Representative") in connection with this Escrow Agreement.

                                   AGREEMENT
                                   ---------

       NOW THEREFORE, in consideration of the premises and for other good and
       -------------
valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1.   Establishment of Escrow.

               a. Deposit. Buyer is depositing with Escrow Agent an amount equal to Three Hundred Fifty Thousand Dollars
          ($350,000) in immediately available funds (as increased by any earnings thereon and as reduced by any amounts withdrawn under Section 5(j), the "Escrow Fund").

               b. Escrow Agent. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Agreement.

     2. INVESTMENT OF FUNDS. Except as Buyer and Shareholders' Representative may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, in United States Treasury Bills having a remaining maturity of 90 days or less or repurchase obligations secured by such United States Treasury Bills, or deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate, in accordance with its customary procedures, any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement. All interest, dividends, and profits (less any expense incurred as a result of such investments) shall inure to the benefit of the Shareholders and shall be added to and shall increase the Escrow Fund.

     3.   CLAIMS.

          a. Notice of Claim. From time to time on or before the date that is two years following the Closing Date, Buyer may give notice (a "Claim Notice") to Shareholders' Representative and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") it may have pursuant to Section 8.1 of the Merger Agreement. Buyer may deliver more than one Claim Notice with respect to any underlying set of facts. If Shareholders' Representative gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Claim Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b) of this Agreement. If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreement and, at the end of such 30-day period, Escrow Agent shall pay to Buyer the dollar amount demanded in the Claim Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.

          b. Counter Notice. If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Shareholders' Representative or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

     4. TERMINATION OF ESCROW. On the day that is two years following the Closing Date, Escrow Agent shall pay and distribute the then amount of Escrow Fund to Shareholders allocated as set forth in Schedule A hereto, unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Claim Notices for such Claims) shall be retained by Escrow Agent in the

Escrow Fund (and the balance paid to Shareholders in such proportions) or (ii) Buyer has given notice to Shareholders' Representative and Escrow Agent specifying in reasonable detail the nature of any other Claim it may have pursuant to Section 8.1 of the Merger Agreement with respect to which it is unable to specify the amount of Damages, in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Shareholders' Representative or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 3(a). Notwithstanding the foregoing, this Agreement shall terminate upon final disposition by Escrow Agent of the Escrow Fund in accordance with joint written instructions received by Escrow Agent from Buyer and Shareholders' Representative terminating this Agreement and directing disposition of the Escrow Fund.

     5.   DUTIES OF ESCROW AGENT.

          a. Degree of Care. Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

          b. Liability of Escrow Agent. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, Buyer and Shareholders shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

          c. Reliance on Orders and Notices. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

          d. Reliance on Advice of Counsel. Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

          e. No Direct Interest. Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to applicable withholding regulations then in force with respect to United States federal and state taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Sections 5(e) and 5(b) shall survive any termination of this Agreement or the resignation of Escrow Agent.

          f. No Representations. Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          g. No Investment Advice. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposit ed hereunder.

          h. Resignation. Escrow Agent (and any successor Escrow Agent) may, at any time, resign (i) by giving written notice to Buyer and Shareholders' Representative (a "Resignation Notice") or (ii) by delivering the Escrow Fund to any successor Escrow Agent jointly designated, in writing, by the Buyer and Shareholders' Representative, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or
     (ii) the day which is 30 days after delivery of the Resignation Notice. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the Buyer and Shareholders' Representative or a final non-appealable order of a court of competent jurisdiction.

          i. Dispute of the Parties. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent may, at its sole discretion, file a concursus proceeding to resolve said disagreement or doubt, and (regardless of whether Escrow Agent files a concursus proceeding) shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question. Escrow Agent shall be indemnified by Buyer and Shareholders for all cost, including reasonable attorney's fees, in connection with any concursus proceeding and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment in any such concursus proceeding is received.

          j. Escrow Agent's Compensation. Shareholders shall pay Escrow Agent annual compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $2,500 at the time of execution of this Agreement and $2,500 on each anniversary of the Closing Date thereafter until this Agreement terminates. Shareholders further agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

          k. Use of Escrow Agent's Name. No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

          l. Use of Securities Depositary. The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depositary it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

         m. Institution of Legal Process by Escrow Agent. Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless or until requested to do so by Buyer or Shareholders' Representative and then only upon receiving full indemnity in an amount of such character as it shall require, against any and all claims, liabilities, judgment, attorney's fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence.

          n. Payment or Transfer of Monies. Nothing contained herein shall be deemed to obligate Escrow Agent to pay or transfer any monies hereunder unless and until such funds are received and collected by Escrow Agent.

     6. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the Buyer and Shareholders except this Agreement.

     7. OWNERSHIP FOR TAX PURPOSES. Shareholders agree that, for purposes of federal and other taxes based on income, Shareholders shall be treated as the owners of the Escrow Fund, and that Shareholders will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, pro rata according to their allocable interests in the Escrow Fund, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

     8.   MISCELLANEOUS.

          a. Notice. Any notice or other communication provided for hereunder will be in writing and may be (i) sent by registered or certified mail postage prepaid, return receipt requested, (ii) served by personal delivery, (iii) made by facsimile transmission, or (iv) sent by overnight courier service to the receiving parties as follows:

               IF TO  SHAREHOLDERS'
               REPRESENTATIVE:                 Edgar F. Pender
                                               Utility Steel Fabrication Inc.
                                               60042 Cabiran Rd.
                                               Slidell, LA  70460
                                               Fax: (504) 649-0376


               If to Buyer:                    13085 Seaway Road
                                               Gulfport, Mississippi 39503
                                               Fax: (601) 897-4866
                                               Attn:  John Dane, III

               If to Escrow Agent:           Hibernia National Bank
                                             313 Carondelet Street
                                             Suite 701
                                             New Orleans, Louisiana  70130
                                             Fax: (504) 533-2838
                                             Attn: Robert V. Segari

     Any such notice or communication shall be deemed to be given, if sent by registered or certified mail, on the date sent, if delivered in person, on the date delivered, if made by facsimile transmission, on the date transmitted, or, if sent by overnight courier service, on the date sent as evidenced by the bill of lading. Any party sending a notice or other communication by facsimile transmission shall also send a hard copy of such notice or other communication by one of the other means of providing notice set forth in this Section. Any notice or other communication shall be given to such other representative or at such other address as a party to this Agreement may furnish to the other party pursuant to this Section.

          b. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Louisiana, Parish of Orleans, or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Louisiana, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

          c. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

          d. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

          e. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          f. Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be modified, cancelled, abrogated or rescinded except by a written agreement executed by the Buyer, the Shareholders' Representative and the Escrow Agent. Escrow Agent shall not be bound or in any way affected by any notice of any modification, cancellation, abrogation or rescission of this Agreement, or any facts or circumstances affecting or alleged to affect the rights or liabilities of any other person, unless it has received written notice satisfactory to it, signed by Buyer and the Shareholders' Representative.

          g. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana without regard to conflicts of law principles.

          h. Binding Effect. The rights created by this Agreement shall inure to the benefit of, and the obligations related thereby shall be binding upon, the heirs, successors and assigns of the parties hereto.

          i. Representations and Warranties. Each of Buyer and each of the Shareholders represents and warrants to Escrow Agent, and Escrow Agent represents and warrants to each of Buyer and each of the Shareholders that
     (i) party is duly authorized to enter into this Agreement and the transactions contemplated hereunder; (ii) this Agreement is a valid and binding obligation of such party and, to such party's knowledge, does not conflict with, violate or cause a default under any provisions of federal or state law or any order, decree, license, permit or the like or any other agreement or instrument to which such party is a party or by which such party is bound; and (iii) the officer or officers signing this Agreement on behalf of such party is duly authorized to do so.

     IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Agreement as of this 3rd day of November, 1997.

                                         BUYER:
                                         UTILITY ACQUISITION, INC.


                                         By:_________________________________
                                         Title:______________________________


                                         SHAREHOLDERS:


                                         ____________________________________
                                         EDGAR F. PENDER


                                         ____________________________________
                                         MELANIE PENDER


                                         ____________________________________
                                         AMIE PENDER GUTTUSO


                                         ____________________________________
                                         STACIE PENDER HOLLINGSWORTH


                                         ____________________________________
                                         JOHN COERVER, AS TRUSTEE OF THE
                                         MAURICE S. PENDER TRUST

                                     ESCROW AGENT:
                                     HIBERNIA NATIONAL BANK



                                     By: _______________________________
                                     Title: Vice President and Trust Officer

                                   Schedule A



                           ALLOCATION OF ESCROW FUND



                ==================================================
                                                    Percentage of
                           Shareholder               Escrow Fund
                --------------------------------------------------
                Edgar F. Pender and                         68.26%
                Melanie Pender
                --------------------------------------------------
                Amie  Pender Guttuso                        10.58%
                --------------------------------------------------
                Stacie Pender Hollingsworth                 10.58%
                --------------------------------------------------
                John Coerver, as Trustee for the            10.58%
                Maurice S. Pender Trust
                --------------------------------------------------

                --------------------------------------------------
                Total Escrow Fund                             100%
                                                            =====
                ==================================================

                                                                       EXHIBIT C


                             SUBSCRIPTION AGREEMENT


     SUBSCRIPTION AGREEMENT, dated as of November 3, 1997, between Halter Marine Group, Inc., a Delaware corporation (the "Company") and each of the parties whose signatures appear on the execution pages hereof (each of such parties, a "Purchaser" and, collectively, the "Purchasers").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company, Utility Acquisition, Inc., a Louisiana corporation which is a wholly-owned third-tier subsidiary of the Company ("Acquisition Sub"), Utility Steel Fabrication Inc., a Louisiana corporation ("Utility Steel"), and the Shareholders of Utility Steel have entered into an Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"; terms defined in the Merger Agreement and otherwise not defined herein are used herein as therein defined), pursuant to which the Company has agreed to acquire Utility Steel, and Utility Steel has agreed to be merged with and into Acquisition Sub (the "Merger"); and

     WHEREAS, pursuant to Section 3.2(a) of the Merger Agreement, the Company has agreed, in partial payment of the consideration to be paid in the Merger, to issue and deliver to the Purchasers an aggregate of 221,250 shares (each a "Halter Share" and collectively, the "Halter Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock);

     NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

     1. PURCHASE OF COMMON STOCK. Subject to all of the terms and conditions of this Agreement, the Purchasers hereby subscribe for and purchase, and the Company hereby issues and sells to the Purchasers, the Halter Shares in the amounts set forth on the execution pages hereof. Concurrent with the execution of this Agreement, Halter has delivered to the Purchasers one or more stock certificates representing the number of Halter Shares set forth beneath the names of such Purchasers on the signature pages hereof, registered in the name of such Purchasers and bearing the legend set forth in Section 2(b).

     2. PURCHASERS' REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Purchaser represents and warrants to the Company as follows:

          (a) Investment Intention. Such Purchaser is acquiring the Halter Shares solely for his or her own account for investment and not with a view to or for sale in connection with any distribution thereof in any transaction or series of transactions that would be in violation of the securities laws of the United States or any state thereof. Each Purchaser agrees that he or she will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Halter Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Halter Shares), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state securities or "blue sky" laws. Each Purchaser further understands, acknowledges and agrees that none of the Halter Shares may be transferred, sold, pledged, hypothecate or otherwise disposed of unless (i) (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) such disposition (including but not limited to any transfer, sale, pledge, hypothecation or other disposition of the Halter Shares by each Purchaser to any of his or her affiliates, or by any such affiliate to another such affiliate) is exempt from the provisions of Section 5 of the Securities Act and each Purchaser shall have delivered to the Company an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (ii) such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

          (b) Legend. Each Purchaser acknowledges that the certificate or certificates representing the Halter Shares shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT AND THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THAT EFFECT, OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO

          REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS
          OR AN EXEMPTION THEREFROM."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 3, 1997, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN SECTION 5.2.5 OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 31, 1997, BETWEEN THE COMPANY, UTILITY ACQUISITION, INC., UTILITY STEEL FABRICATION INC. AND THE SHAREHOLDERS NAMED THEREIN, WHICH PROVIDES FOR CERTAIN REGISTRATION RIGHTS WITH RESPECT TO THE SHARES REPRESENTED BY THIS CERTIFICATE."

          (c) Securities Law Matters. Each Purchaser acknowledges receipt of advice from the Company that (i) the Halter Shares have not been registered under the Securities Act or any state securities of "blue sky" laws, (ii) the Halter Shares must be held indefinitely and such Purchaser must continue to bear the economic risk of the investment in the Halter Shares unless the Halter Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available,
     (iii) when and if the Halter Shares may be disposed of without registration in reliance upon Rule 144 promulgated under the Securities Act ("Rule 144"), such disposition can be made only in accordance with the terms and conditions of such Rule and (iv) a notation shall be made in the appropriate records of the company indicating that the Halter Shares are subject to restrictions on transfer set forth in this Agreement and appropriate stop-transfer restrictions will be issued to the Company's stock transfer agent with respect to the Halter Shares. Prior to any transfer or attempted transfer of Halter Shares other than the sale of such shares pursuant to registration under the Securities Act, the Purchasers agree to give notice to the Company of their intention to effect such transfer. The notice shall describe the manner and circumstances of the proposed transfer in detail and shall contain an undertaking to furnish such other information as may be required to enable Halter's counsel to render the opinions referred to below, and shall give the identity and address of the Shareholder's counsel. The Company shall promptly submit a copy of the notice to its counsel, and the following provisions shall apply:

               (i) If, in the opinion of the Company's counsel or counsel to the Purchasers which is reasonably satisfactory to the Company, the proposed transfer may be effected without registration of the Halter Shares under the Securities Act, the Company shall, as promptly as practicable, so notify the Shareholders who will then be entitled to transfer the Halter Shares in accordance with the terms of the notice delivered by the Purchasers to the Company.

               (ii) If, in the opinion of the Company's counsel or counsel to the Purchasers which is reasonably satisfactory to the Company, the proposed transfer of the Halter Shares may not be effected without registration under the Securities Act, the Company shall, as promptly as practicable, so notify the Purchasers, and the Purchasers shall not be allowed to effect the proposed transfer except pursuant to an offering registered under the Securities Act.

               (iii) The foregoing restrictions on transfer of Halter Shares shall terminate as to any Purchaser as soon as the provisions of Rule 144(k) under the Securities Act (or any successor rule) become available to such Purchaser and the Company shall at such time, upon request of any Purchaser, cause Halter's transfer agent to reissue certificates to such Purchaser not containing any legend relating to resales of unregistered securities.

          (d) Compliance with Rule 144. If any of its Halter Shares are to be disposed of in accordance with Rule 144, such Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

          (e) Ability to Bear Risk. The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the Halter Shares for an indefinite period, and such Purchaser can afford to suffer the complete loss of his or her investment in the Halter Shares.

          (f) Access to Information. (i) Such Purchaser has participated in the preparation and negotiation of the Merger Agreement and has carefully reviewed the public filings made by the Company and its subsidiaries and the materials furnished to it in connection with the transaction contemplated thereby and hereby, (ii) such Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Halter Shares and (iii) the knowledge and experience of such Purchaser in financial and business matters in such that he or she is capable of evaluating the merits and risks of his or her investment in the Halter Shares.

          (g) Registration Covenant. Such Purchaser acknowledges and agrees that he or she shall be entitled to the rights and subject to the obligations set forth under Section 5.2.5 of the Merger Agreement with respect to the registration covenant provided for therein.

          3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Halter Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company acknowledges and agrees that each Purchaser is entitled to the rights and subject to the obligations set forth under Section 5.2.5 of the Merger Agreement with respect to the registration covenant provided for therein.

          4.   Miscellaneous.

          (a) Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          (b) Entire Agreement. This Agreement, the Merger Agreement and the other Transaction Agreements (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          (d) Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

          (f) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          (g) No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

          (h) Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          (i) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or a Purchaser without the prior written consent of the other party.

          IN WITNESS WHEREOF, the Company, by its authorized representative, and the Purchasers have duly executed this Agreement as of the date first above written.


                                             HALTER MARINE GROUP, INC.

                                        By:_______________________________
                                           Name:__________________________
                                           Title:_________________________



                                           _______________________________
                                           EDGAR F. PENDER AND MELANIE
                                           PENDER
                                           151,026 Halter Shares



                                           _______________________________
                                           AMIE PENDER GUTTUSO
                                            23,408 Halter Shares

                                           _______________________________
                                           STACIE PENDER HOLLINGSWORTH
                                           23,408 Halter Shares



                                           _______________________________
                                           JOHN COERVER, AS TRUSTEE OF
                                           THE MAURICE S. PENDER TRUST
                                           23,408 Halter Shares

                                                                       EXHIBIT D

                         FORM OF EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into on November 3, 1997, (the "Effective Date") by and among Edgar F. Pender (the "Employee") and Utility Acquisition, Inc., a Louisiana corporation ("Acquisition"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in that certain Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), by and among Acquisition, Employee, Utility Steel Fabrication Inc., a Louisiana corporation (the "Company"), and Halter Marine Group, Inc., a Delaware corporation ("Halter"). This Employment Agreement is being executed and delivered in accordance with Section 6.2.4 of the Merger Agreement.

                                   RECITALS

     WHEREAS, Acquisition, Employee, Company and Halter have entered into the Merger Agreement whereby (i) all of the issued and outstanding common stock, no par value of the Company will be converted into the right to receive the number of shares of Halter Common Stock and the cash consideration as set forth in the Merger Agreement and (ii) the Company will be merged with and into Acquisition (the "Merger");

     WHEREAS, the Company owns, designs, manufactures, sells and distributes cranes, topping equipment and other equipment used by the marine, offshore and oil field drilling industries (the "Business") within the parishes of Orleans, St. Tammany, St. Bernard, St. Charles, Assumption, Pointe Coupee, West Feliciana, East Baton Rouge, West Baton Rouge, St. Martin, Lafourche, Terrebonne, Vermillion, Jefferson Davis, Calcasieu and Iberville in the state of Louisiana (the "Territory"); and

     WHEREAS, Acquisition and Employee have agreed to enter into an agreement whereby Employee will be employed by Acquisition as more fully set forth herein for the time period set forth herein.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Term. Subject to the provisions for termination as provided herein, the term of this Agreement shall be three (3) years commencing on the Effective Date (the "Term").

     2. Employment. During the Term, Employee shall serve as the President and chief operating officer of the operations of Acquisition as the successor in the Merger to the Company (and its wholly owned subsidiary, J&B Company, Inc. ("J&B")). Acquisition hereby employs Employee to devote his personal services to the affairs of Acquisition and J&B (collectively, the "Acquired Companies"), and the Employee hereby accepts such employment pursuant to the terms and conditions herein set forth. During the Term, Employee shall well and faithfully render and perform such other services as may be assigned to him by or under the authority of Acquisition's Board of Directors. Employee will devote such time and efforts to the business and affairs of the Acquired Companies as shall be necessary to perform such services and any other services assigned to him by the Board of Directors and shall be at all times, when so engaged, subject to the direction and control of the Board of Directors. Employee shall render such services to the best of his ability and shall use his best efforts to promote the interest of the Acquired Companies.

     3.   Compensation.

          a. Base Salary. As compensation for the services rendered by the Employee, Acquisition shall pay the Employee during the Term a base salary (the "Base Salary") at the rate of Two Hundred Fifty Thousand and no/100 ($250,000) per year less such amounts as are required to be withheld by applicable law and regulations. Base Salary shall be paid twice each calendar month, or at more frequent intervals as determined by Acquisition in its sole discretion.

          b.   Profit Bonus.

               (i) As additional compensation, Employee shall earn an annual bonus (the "Profit Bonus") for any Bonus Fiscal Year equal to the aggregate of (1) six point two five (6.25%) percent times the Combined Pre-Tax Profits of the Acquired Companies greater than $1,000,000 and less than or equal to $3,000,000 and (2) three (3%) percent times the Combined Pre-Tax Profits of the Acquired Companies in excess of $3,000,000.

               (ii) The Profit Bonus shall be payable on or before the day that is sixty days following the end of each Bonus Fiscal Year. In any Bonus Fiscal Year in which Employee does not provide services for the entire Bonus Fiscal Year, Employee's Bonus shall be calculated on a pro rata basis determined by calculating the Bonus for the entire Bonus Fiscal Year and multiplying by a ratio the numerator of which is the number of full calendar months Employee provided services during the Bonus Fiscal Year pursuant to this Agreement and the denominator of which is twelve.

               (iii) As used herein, the phrase "Combined Pre-Tax Profits of the Acquired Companies" shall mean for any Bonus Fiscal Year the net income of Acquisition and J&B determined on a consolidated basis in accordance with generally accepted accounting principles. Employee acknowledges that Acquisition may merge itself and/or J&B into one or more direct or indirect subsidiaries of Halter. If Acquisition's and/or J&B's operations are merged, combined or commingled with the operations of any other direct or indirect subsidiary of Halter, the phrase "Combined Pre-Tax Profits of the Acquired Companies" shall mean for any Bonus Fiscal Year the net income arising from the utilization of or attributable to the assets of Acquisition and/or J&B as shown on the accounting records of Acquisition, J&B or any direct or indirect subsidiary of Halter as determined by Halter in good faith.

               (iv) As used herein, the phrase "Bonus Fiscal Year" shall mean any full fiscal year or any shortened period ending on the last day of Acquisition's fiscal year end. Employee acknowledges that Acquisition intends to change the fiscal year end of the Acquired Companies. If any Bonus Fiscal Year is a period of less than twelve months as a result of the change of such fiscal year end, then the ranges for the Combined Pre-Tax Profits of the Acquired Companies set forth in Sections 3(b)(i)(1) and 3(b)(ii)(2) in calculating the Profit Bonus shall be reduced by a ratio the numerator of which is the number of months in any such shortened Bonus Fiscal Year and the denominator of which is number twelve.

     4.   Benefits.    Employee shall be allowed to participate in any benefits
package  offered to all employees of Acquisition pursuant to its terms.

     5.   Termination.

          a. Termination upon Death. If the Employee dies during the Term, this Employment Agreement shall terminate, except that the Employee's legal representatives shall be entitled to receive any earned but unpaid compensation.

          b. Termination upon Disability. If, during the Term, the Employee becomes physically or mentally disabled, whether totally or partially, so that the Employee is unable substantially to perform his services hereunder for (i) a period of three (3) consecutive months, or (ii) shorter periods aggregating three (3) months during any six (6) month period, Acquisition may at any time after the last day of the three (3) consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three (3) months, by written notice to the Employee, terminate the Term of the Employee's employment hereunder. Nothing in this Section 5(b) shall be deemed to extend the Term.

          c. Termination for Cause. If the Employee (i) materially neglects his duties hereunder after fifteen (15) days written notice and opportunity to cure, (ii) is convicted of any crime or offense (other than a minor traffic violation or a similar offense), (iii) fails or refuses to comply materially with the reasonable oral or written policies or directives of Acquisition (or its authorized representatives), after fifteen (15) days written notice and opportunity to cure, (iv) is guilty of misconduct in connection with the performance of his duties hereunder or (v) materially breaches affirmative or negative covenants or undertakings hereunder after fifteen (15) days written notice and opportunity to cure, Acquisition may at any time by written notice (the date such notice is given pursuant to this Agreement being the "Notice Date") to the Employee, terminate the Term of the Employee's employment hereunder and the Employee shall have no right to receive any compensation or benefit hereunder on and after the Notice Date.

          d. Effect of Termination. Upon termination of Employee's employment for any reason all obligations of Acquisition for Base Salary, Profit Bonus, and benefits (if any) shall thereupon cease, except for the pro-rated Base Salary and Profit Bonus payable to the date of termination.

     6.   Inventions and Intellectual Property.

          a. Inventions. All ideas, inventions, and other developments or improvements conceived or reduced to practice by Employee, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the Business or that relate to or result from any of the Employer's work or projects or the services provided by Employee to Acquisition pursuant to this Agreement, shall be the exclusive property of Acquisition. Employee agrees to assist Acquisition, at its expense, to obtain patents on any such patentable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of Acquisition.

          b. Intellectual Property. All right, title, and interest of every kind and nature, whether now known or unknown, in and to any intellectual property, including without limitation, any inventions, patents, trademarks, service marks, copyrights, films, scripts, ideas, creations, and properties invented, created, written, developed, furnished, produced, or disclosed by Employee (collectively, the "Intellectual Property"), in the course of rendering services to Acquisition under and pursuant to this Agreement, shall be and remain the sole and exclusive property of Acquisition for any and all purposes and uses, and Employee shall have no right, title, or interest of any kind or nature in or to such property, or in or to any results and/or proceeds from such property. To the extent that such Intellectual Property does not fit within the definition of work for hire under the Copyright Act of 1976 or any such successor law, all rights to the Intellectual Property, including without limitation all copyright and trademark rights, are by this Agreement assigned to Acquisition. All Intellectual Property may, in Acquisition's sole discretion, be registered in the U.S. Copyright Office or in the U.S. Patent and Trademark Office, as appropriate, in the name of Acquisition. Employee shall assist Acquisition in obtaining, defending and enforcing its rights in or registrations of the Intellectual Property by providing evidence, testimony, and documents concerning Employee's or Acquisition's use of the Intellectual Property.

     7.   Non-Competition/Confidentiality.

          a. Non-Competition. The Employee acknowledges and agrees that Acquisition is engaged in the Business throughout the Territory. The Employee agrees that it will refrain from carrying on or engaging in a business similar to that of, or which competes with, the Business within the Territory for a period commencing with the day (such day being the ("Termination Day") that is the earlier of the expiration of this Agreement or the termination of this Agreement pursuant to Section 5 and ending on the day that is the second (2nd) anniversary of the Termination Day (the "Non-Compete Period"). In furtherance of the foregoing, the Employee agrees that, during the Non-Compete Period, it will not, directly or indirectly, either; (i) have an ownership interest in (whether as proprietor, partner, equity holder or otherwise), (ii) be an employee, officer, director or general or managing partner of, or hold a similar position in, (iii) act as agent, broker or distributor for or adviser or consultant to, or (iv) in any way promote, market or otherwise assist any person, firm, corporation, or business entity which is engaged or which they reasonably know is undertaking to become engaged, in the Business in the Territory. The ownership as a passive investment of stock of a Publicly-Held Company engaged in the Business within the Territory shall not be a violation of this Section 7(a). As used herein the term "Publicly-Held Company" shall mean any corporation, limited liability company, partnership, or other similar entity which has any class of stock, certificate of interest, certificate of participation, investment contract, or any other security representing an equity or ownership interest (regardless of the class or rights of any such equity or ownership interest) (i) registered with the Securities Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") or exempt from registration pursuant to
     Section 12(g)(2)(B) or 12(g)(2)(G) of the Act, (ii) listed on any national securities exchange or regional securities exchange, or (iii) otherwise required to be registered pursuant to Section 12(g) of the Act.

          b. No Solicitation. Employee hereby agrees that, during the Non-Compete Period, it will not (i) directly or indirectly recruit, solicit or otherwise induce or influence any employee or agent of Acquisition or Halter to discontinue such employment, agency or other relationship with Acquisition or Halter or (ii) employ or seek to employ or cause any person or entity engaged in the Business (a "Competitor") to employ or seek to employ, any person who is at such time employed by the Company or was employed by the Company at any time within six (6) months prior to the date the Employee or the Competitor employs or seeks to employ such person.

          c.   Confidentiality.

               (i) Acknowledgment. Employee acknowledges that Employee has occupied or will occupy a position of trust and confidence with Acquisition and/or Halter and has or may become familiar with the following, any and all of which constitute confidential information of Acquisition, Halter, or any affiliates thereof, (collectively, the "Confidential Information"): (A) any and all trade secrets concerning the business and affairs of Acquisition or Halter, data, know-how, inventions and ideas, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of Acquisition or Halter and any other information, however documented, of Acquisition or Halter that is a trade secret;
          (B) any and all information concerning the business and affairs of Acquisition or Halter (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials) however documented; and (C) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Employee containing or based, in whole or in part, on any information included in the foregoing.

               (ii) Confidential Information. Employee acknowledges and agrees that all Confidential Information known or obtained by Employee, whether before or after the date hereof, is the property of Acquisition and/or Halter. Therefore, Employee agrees that Employee will not, at any time, disclose to any unauthorized persons, corporations, partnerships, limited liability companies or other entities or use for his own account or for the benefit of any third party any Confidential Information, whether Employee has such information in Employee's memory or embodied in writing or other physical form, without Acquisition's or Halter's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Employee's fault or the fault of any other person or entity bound by a duty of confidentiality to Acquisition, Halter or any affiliate thereof. Employee agrees to deliver to Acquisition or Halter , at Acquisition's or Halter's request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of Acquisition or Halter and any other Confidential Information that Employee may then possess or have under Employee's control.

     8.   Miscellaneous.

          a. Notice. Any notice or other communication provided for hereunder will be in writing and may be (i) sent by registered or certified mail postage prepaid, return receipt requested, (ii) served by personal delivery, (iii) made by facsimile transmission, or (iv) sent by overnight courier service to the receiving parties as follows:

               If to Acquisition:        13085 Seaway Road
                                         Gulfport, MS  39503

                                         Fax:  (601) 897-4803
                                         Attn: John Dane, III

               With a copy to:           McGlinchey Stafford
                                         2777 Stemmons Freeway
                                         Suite 925
                                         Dallas, Texas 75207
                                         Fax:  (214) 860-9700
                                         Attn: Lawrence B. Mandala

               If to Employee:           Edgar F. Pender
                                         Utility Steel Fabrication Inc.
                                         60042 Cabiran Rd.
                                         Slidell, LA  70460
                                         Fax:  (504) 649-0376

               With a copy to:           Sessions & Fishman, L.L.P.
                                         201 St. Charles Avenue
                                         Thirty-Fifth Floor
                                         New Orleans, LA  70170-3500
                                         Fax: (504) 582-1555
                                         Attn:  Peter S. Title

     Any such notice or communication shall be deemed to be given, (i) if sent by registered or certified mail, on the date sent; (ii) if delivered in person, on the date delivered; (iii) if made by facsimile transmission, on the date transmitted; or, (iv) if sent by overnight courier service, on the date sent as evidenced by the bill of lading. Any party sending a notice or other communication by facsimile transmission shall also send a hard copy of such notice or other communication by one of the other means of providing notice set forth in this Section 8(a). Any notice or other communication shall be given to such other representative or at such other address as a party to this Agreement may furnish to the other party pursuant to this Section 8(a).

          b. No Waiver. The failure of any party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver or any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          c. Binding Effect. This Agreement shall be binding on and inure to the benefit of the respective heirs, successors and assigns of the parties.

          d. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Louisiana.

          e. Entire Agreement. This Agreement along with additional documents referred to herein shall constitute the entire agreement among the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon any party.

          f. Interpretation. Notwithstanding any provision in this Agreement to the contrary, the parties agree that this Agreement shall be interpreted without giving effect to any principle of construction that would otherwise require this Agreement to be construed against a party that drafted it solely because such party drafted this Agreement.

          g. Modification. Any modification of this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if placed in writing and signed by the parties.

          h. Paragraph Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify or simplify, or aid in the interpretation of the provisions of this Agreement.

          i. Severability. If a court of competent jurisdiction finds any provision of the Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

          j. Counterparts. This Agreement may be executed in multiple counterparts, each of which is considered an original and shall be binding upon the party executing the same, but all of such counterparts shall constitute the same agreement.

          k. Assignment of Rights. The rights and obligations of the Employee under this Agreement are personal rights and obligations of the Employee and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of Acquisition. Acquisition may assign or transfer its rights under this Agreement (a) to Halter or any entity of which Halter, directly or indirectly, owns more than fifty (50%) percent of the voting interest or
     (b) to any third party in Acquisition's sole discretion provided that (i) Acquisition shall remain solidarily liable with such assignee or transferee for the payment of the Base Salary and Profit Bonus and (ii) any such assignee or transferee expressly assumes the obligations of Acquisition provided under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

EMPLOYEE                                     UTILITY ACQUISITION, INC.


____________________________                 ___________________________________
Edgar F. Pender                              Maureen O. Sullivan
                                             Vice-President/Secretary

                                                                       EXHIBIT E

                      FORMS OF NON-COMPETITION AGREEMENTS

     THIS NON-COMPETITION AGREEMENT (the "Agreement"), entered into this 3rd day of November, 1997 (the "Effective Date"), is by and between Utility Acquisition, Inc., a Louisiana corporation ("Acquisition"), and Edgar F. Pender (the "Shareholder"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in that certain Agreement and Plan of Merger (the "Agreement"), dated as of October 31, 1997, by and among Halter Marine Group, Inc., a Delaware corporation ("Halter"), Acquisition, Utility Steel Fabrication Inc., a Louisiana corporation (the "Company") and the Shareholders of the Company.

                                    RECITALS

     WHEREAS, Halter, Acquisition, the Company and the Shareholders of the Company have entered into the Merger Agreement, pursuant to which the Company will be merged with and into Acquisition;

     WHEREAS, Shareholder is the principal shareholder of the Company and as such, pursuant to the Merger Agreement, is selling to Acquisition all of his interest in, including the goodwill of, the Company, for the consideration set forth in the Merger Agreement;

     WHEREAS, the Company owns, designs, manufactures, fabricates, sells and distributes cranes, topping equipment and other equipment used by the marine and offshore and oilfield drilling industries (the "Business") within the parishes of Orleans, St. Tammany, St. Bernard, St. Charles, Assumption, Pointe Coupee, West Feliciana, East Baton Rouge, West Baton Rouge, St. Martin, Lafourche, Terrebonne, Vermillion, Jefferson Davis, Calcasieu and Iberville in the State of Louisiana (the "Territory"); and

     WHEREAS, Section 6.2.4 of the Merger Agreement requires that a noncompetition agreement be executed and delivered by the Shareholder as a condition to the consummation of the transactions contemplated by the Merger Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consideration. In conjunction with the Merger as set forth in the Merger Agreement, Acquisition has executed the Merger Agreement and will pay to the Shareholder the consideration set forth therein. The Shareholder acknowledges and agrees that the execution of the Merger

Agreement and the payment of the consideration set forth therein constitutes good and valuable consideration for the covenants and agreements of the Shareholder in this Agreement.

     2.   Noncompetition and Nonsolicitation.

          a. Noncompetition. The Shareholder acknowledges and agrees that the Company is engaged in the Business throughout the Territory. The Shareholder agrees that he will refrain from carrying on or engaging in a business similar to that of, or which competes with, the Business within the Territory for a period commencing with the Closing and ending on the day that is the second (2nd) anniversary of the Closing (the "Non-Compete Period"). In furtherance of the foregoing, the Shareholder agrees that, during the Non-Compete Period, it will not, directly or indirectly, either:
     (i) have an ownership interest in (whether as proprietor, partner, equity holder or otherwise), (ii) be an employee, officer, director or general or managing partner of, or hold a similar position in, (iii) act as agent, broker or distributor for or adviser or consultant to, or (iv) in any way promote, market or otherwise assist any person, firm, corporation, or business entity which is engaged, or which they reasonably know is undertaking to become engaged, in the Business within the Territory. The ownership as a passive investment by the Shareholder of less than three percent (3%) of the outstanding shares of the capital stock of a Publicly-Held Company engaged in the Business within the Territory shall not be a violation of this Section 3. As used herein the term "Publicly-Held Company" shall mean any corporation, limited liability company, partnership, or other similar entity which has any class of stock, certificate of interest, certificate of participation, investment contract, or any other security representing an equity or ownership interest (regardless of the class or rights of any such equity or ownership interest) (i) registered with the Securities Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") or exempt from registration pursuant to Sections 12(g)(2)(B) or 12(g)(2)(G) of the Act, (ii) listed on any national securities exchange or regional securities exchange, or (iii) otherwise required to be registered pursuant to Section 12(g) of the Act.

          b. No Solicitation. The Shareholder hereby agrees that, during the Non-Compete Period, he will not, other than in the good faith performance of his duties as an officer of the Company, (i) directly or indirectly recruit, solicit or otherwise induce or influence any employee or agent of the Company, to discontinue such employment, agency or other relationship with the Company or (ii) employ or seek to employ or cause any person or entity engaged in the Business (a "Competitor") to employ or seek to employ, any person who is at such time employed by the Company or was employed by the Company at any time within six (6) months prior to the date the Shareholder or the Competitor employs or seeks to employ such person.

     3.   Confidentiality.

          a.   Acknowledgment.  The Shareholder acknowledges that:

               (i) the Shareholder has occupied a position of trust and confidence with the Company prior to the date hereof and has become familiar with the following, any and all of which constitute confidential information of the Company and Acquisition (collectively, the "Confidential Information"): (A) any and all trade secrets concerning the business and affairs of the Company, data, know-how, compositions, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the Company and any other information, however documented, of the Company that is a trade secret; (B) any and all information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials) however documented; and (C) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing;

               (ii) the provisions of this Agreement are reasonable and necessary to protect and preserve the Company's business; and

               (iii) the Company and Acquisition would be irreparably damaged if the Shareholder were to breach this Agreement.

          b. Confidential Information. The Shareholder acknowledges and agrees that all Confidential Information known or obtained by the Shareholder, whether before or after the date hereof, is the property of the Company. Therefore, the Shareholder agrees that the Shareholder will not, at any time, disclose to any unauthorized persons, corporations, partnerships, limited liability companies or other entities or use for the Shareholder's own account or for the benefit of any third party any Confidential Information, whether the Shareholder has such information in the Seller's memory or embodied in writing or other physical form, without Acquisition's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of the Shareholder's fault or the fault of any other person or entity bound by a duty of confidentiality to the Company or any affiliate thereof. Upon Acquisition's request, the Shareholder agrees to deliver to Acquisition , all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and any other Confidential Information that the Shareholder may then possess or have under the Shareholder's control.

     4. Notice to Others. The Shareholder hereby agrees that Acquisition or any of its affiliates may disclose the non-competition provisions of this Agreement to any person or entity.

     5. Remedies. The Shareholder acknowledges that any violation of this Agreement may cause irreparable harm to the Company and that damages are not an adequate remedy. The Shareholder, therefore, agrees that the Company shall be entitled to injunctive relief, including temporary, preliminary and permanent injunctions, by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining the Shareholder from the continuance of any such violation, in addition to any monetary damages which might occur by reason of the violation of this Agreement. The remedies provided in this Agreement are cumulative and shall not exclude any other remedies to which any party to this Agreement may be entitled under this Agreement or other applicable law, and the exercise of a remedy shall not be deemed an election excluding any other remedy (any such claim by the other party to this Agreement being hereby waived).

     6.   Miscellaneous.

          a. Notice. Any notice or other communication provided for hereunder will be in writing and may be (i) sent by registered or certified mail postage prepaid, return receipt requested, (ii) served by personal delivery, (iii) made by facsimile transmission, or (iv) sent by overnight courier service to the receiving parties as follows:

               If to the Company:            13085 Seaway Road
                                             Gulfport,  Mississippi  39503
                                             Fax:  (601) 897-4866
                                             Attn: John Dane, III

               With a copy to:               McGlinchey Stafford
                                             2777 Stemmons Freeway
                                             Suite 925
                                             Dallas Texas 75201
                                             Fax:  (214) 860-9754
                                             Attn: Lawrence B. Mandala

               If to Shareholder:            Edgar F. Pender
                                             Utility Steel Fabrication Inc.
                                             60042 Cabiran Rd.
                                             Slidell, LA  70460
                                             Fax: (504) 649-0376

               With a copy to:               Sessions & Fishman, L.L.P.

                                             201 St. Charles Avenue
                                             Thirty-Fifth Floor
                                             New Orleans, LA  70170-3500
                                             Fax: (504) 582-1555
                                             Attn:  Peter S. Title

     Any such notice or communication shall be deemed to be given, if sent by registered or certified mail, on the date sent; if delivered in person, on the date delivered; if made by facsimile transmission, on the date transmitted; or, if sent by overnight courier service, on the date sent as evidenced by the bill of lading. Any party sending a notice or other communication by facsimile transmission shall also send a hard copy of such notice or other communication by one of the other means of providing notice set forth in this Section 6(a). Any notice or other communication shall be given to such other representative or at such other address as a party to this Agreement may furnish to the other party pursuant to this Section 6(a).

          b. No Waiver. The failure of any party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver or any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          c. Binding Effect. This Agreement shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties.

          d. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Louisiana.

          e. Entire Agreement. This Agreement and the documents referred to herein shall constitute the entire agreement among the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon any party.

          f. Interpretation. Notwithstanding any provision in this Agreement to the contrary, the parties agree that this Agreement shall be interpreted without giving effect to any principle of construction that would otherwise require this Agreement to be construed against a party that drafted it solely because such party drafted this Agreement.

          g. Modification. Any modification of this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if placed in writing and signed by the parties.

          h. Paragraph Headings. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify or simplify, or aid in the interpretation of the provisions of this Agreement.

          i. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

          j. Scope. It is the express intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of the State of Louisiana. It is understood and agreed by the parties hereto that should any portion, provision or clause of this Agreement be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by law, and each of the Company and the Shareholder hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

          k. Counterparts. This Agreement may be executed in multiple counterparts, each of which is considered an original and shall be binding upon the party executing the same, but all of such counterparts shall constitute the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                             UTILITY ACQUISITION, INC.


                                             __________________________________
                                             Maureen O. Sullivan
                                             Vice-President/Secretary


                                             __________________________________
                                             EDGAR F. PENDER

                                                                       EXHIBIT F

                         Form of Shareholder's Release


     THIS SHAREHOLDERS' RELEASE (the "Release"), is entered into this 3rd of November, 1997, by and between Utility Acquisition, Inc., a Louisiana corporation ("Buyer"), and the undersigned shareholders (the "Shareholders") of Utility Steel Fabrication Inc., a Louisiana corporation (the "Company"). This Release is being executed and delivered in accordance with Section 6.2.4 of the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Agreement") by and among Halter Marine Group, Inc., a Delaware corporation (the "Parent"), Buyer, the Company and the Shareholders. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

                                    RECITAL

     WHEREAS, the undersigned, being all of the Shareholders of the Company, acknowledge that the execution and delivery of this Release is a condition to Buyer's obligation to effect the merger of the Company with and into Buyer pursuant to the Agreement and that Buyer is relying on this Release in consummating such transaction.

                                   AGREEMENT

     Each Shareholder, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Parent and Buyer to cause the merger of the Company into Buyer pursuant to the Agreement, hereby agrees as follows:

     1. Each Shareholder, on behalf of himself, and his heirs, successors, representatives, and agents (together with the Shareholder, the "Releasing Party"), hereby releases and forever discharges Buyer, Parent, the Company and each of their past, present and future officers, directors, representatives, affiliates, stockholders, controlling persons, subsidiaries, parents, successors, insurers, and assigns (other than the Releasing Party) (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, that the Releasing Party now has, has ever had or may hereafter have against the respective Releasees on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to payment, indemnification, or reimbursement from the Company, whether pursuant to the articles of incorporation or bylaws of the Company, contract or otherwise and whether or not relating to claims for payment, indemnification or reimbursement pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer or Parent arising under the Agreement.

     2. Each Shareholder hereby irrevocably agrees not to assert, directly or indirectly, any claim or demand, or to commence, institute or cause to be commenced or instituted, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

     3. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Shareholder shall indemnify and hold harmless each Releasee from and against any and all loss, liability, claim, damage (including, without limitation, incidental and consequential damages) or expense (including, without limitation, costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Releasing Party of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of the Releasing Party against such third party of any claims or other matters purported to be released pursuant to this Release.

     4. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     5. This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Louisiana without regard to its principles of conflicts of law.

     6. All words used in this Release will be construed to be of such gender or number as the circumstances require.

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Release as of the date first above written.


                                             ___________________________________
                                             EDGAR F. PENDER


                                             ___________________________________
                                             MELANIE PENDER


                                             ___________________________________
                                             AMIE PENDER GUTTUSO

                                             ___________________________________
                                             STACIE PENDER HOLLINGSWORTH


                                             ___________________________________
                                             JOHN COERVER, AS TRUSTEE OF THE
                                             MAURICE S. PENDER TRUST